ASSET PURCHASE AGREEMENT
                                  Dated as of March 22, 1999
                                       For the Purchase
                                              of
                              Substantially all of the Assets of
                                 IMPERIAL FABRICATING COMPANY
                                      OF TENNESSEE, INC.
                                             and
                                      FLEET DESIGN, INC.
                                              by
                              JOHNSTOWN AMERICA INDUSTRIES. INC.
                                      and its Subsidiary
                               IMPERIAL GROUP ACQUISITION, L.P.
                                       collectively as
                                            BUYER


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                                      TABLE OF CONTENTS
Article I.  DEFINITIONS.....................................................................2
  Section 1.01 Definitions..................................................................2
Article II.  PURCHASE AND SALE OF ASSETS....................................................2
  Section 2.01 Sale of Assets...............................................................2
  Section 2.02 Purchase of Assets...........................................................2
  Section 2.03 Assets to be Acquired........................................................2
  Section 2.04 Excluded Assets..............................................................4
  Section 2.05 Assumption of Liabilities....................................................4
  Section 2.06 Excluded Liabilities.........................................................5
Article III.  PURCHASE PRICE................................................................6
  Section 3.01 Purchase Price for Assets....................................................6
  Section 3.02 Payment of the Purchase Price................................................7
  Section 3.03 Payment and Deposits to Escrow Accounts......................................7
  Section 3.04 Earn-Out Payments............................................................8
  Section 3.05 Payment of Certain Indebtedness at Closing...................................8
  Section 3.06 Payment of Balance of Purchase Price.........................................8
Article IV.  PURCHASE PRICE ALLOCATIONS AND ADJUSTMENTS.....................................9
  Section 4.01 Allocation of Purchase Price.................................................9
  Section 4.02 Closing Balance Sheet........................................................9
  Section 4.03 Procedure for Post Closing Purchase Price Adjustment.........................9
  Section 4.04 Payment of Post Closing Purchase Price Adjustment...........................10
Article V.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER...............................10
  Section 5.01 Conditions Precedent to the Obligations of Buyer............................10
  Section 5.02 Acquisition of Industrial Realty Partners Real Estate.......................10
  Section 5.03 Employment Agreements.......................................................11
  Section 5.04 Delivery of Exhibits and Schedules..........................................11
  Section 5.05 Receipt of Consents and Approvals...........................................11
  Section 5.06 Hart Scott Rodino Approval..................................................11
  Section 5.07 Opinion of the Sellers' Counsel.............................................11
  Section 5.08 Correctness of the Sellers' Representations and Warranties..................11
  Section 5.09 Absence of Legal Restraints.................................................12
  Section 5.10 Absence of Bankruptcy Proceedings...........................................12
  Section 5.11 Corporate Authorization and Approval by the Companies and Shareholder.......12
  Section 5.12 Payment of the Closing Indebtedness.........................................12
  Section 5.13 No Material Adverse Effect..................................................12
  Section 5.14 Secretary's Certificate.....................................................13
  Section 5.15 Non-Competition Agreements..................................................13
  Section 5.16 Receipt of Financing........................................................13
  Section 5.17 Escrow Agreements...........................................................13
  Section 5.18 Real Estate Leases..........................................................13
  Section 5.19 Execution of Design/Build Agreement and Lease/Tennessee.....................13

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  Section 5.20 Execution of Design/Build Agreement and Lease/Texas.........................13
  Section 5.21 FIRPTA Certificates.........................................................13
  Section 5.22 Other Material Documents....................................................13
Article VI.   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS.......................13
  Section 6.01 Conditions Precedent to the Obligations of the Sellers......................14
  Section 6.02 Acquisition of Industrial Realty Partners Real Estate.......................14
  Section 6.03 Employment Agreements.......................................................14
  Section 6.04 Non-Competition Agreements..................................................14
  Section 6.05 Delivery of Exhibits and Schedules..........................................14
  Section 6.06 Hart Scott Rodino Approval..................................................14
  Section 6.07 Opinion of Buyer's Counsel..................................................14
  Section 6.08 Correctness of Buyer's Representations and Warranties.......................14
  Section 6.09 Absence of Legal Restraints.................................................14
  Section 6.10 Absence of Bankruptcy Proceedings...........................................15
  Section 6.11 Corporate Authorization and Approval by Buyer...............................15
  Section 6.12 Secretary's Certificate.....................................................15
  Section 6.13 Escrow Agreements...........................................................15
  Section 6.14 Execution of Design/Build Agreement and Lease/Tennessee.....................16
  Section 6.15 Execution of Design/Build Agreement and Lease/Texas.........................16
  Section 6.16 Real Estate Leases..........................................................16
Article VII.   CLOSING.....................................................................16
  Section 7.01 Closing.....................................................................16
Article VIII.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS..............................16
  Section 8.01 Organization and Qualification of the Shareholder...........................16
  Section 8.02 Organization and Qualification of the Companies.............................17
  Section 8.03 Ownership and Status of the Companies' and the Shareholder's Capital Stock..18
  Section 8.04 Power to Approve Sale of Assets of the Companies............................18
  Section 8.05 Conflicts With Law or Other Agreements; Required Filings and Consents.......18
  Section 8.06 Litigation and Judgments....................................................19
  Section 8.07 Brokers.....................................................................20
  Section 8.08 Control of Related Businesses...............................................20
  Section 8.09 Authorization and Binding Effect............................................20
  Section 8.10 Corporate Records of Stock Ownership........................................20
  Section 8.11 Subsidiaries, Affiliates and Joint Ventures.................................21
  Section 8.12 Insider Transactions........................................................21
  Section 8.13 Licenses, Permits and Eligibility...........................................21
  Section 8.14 Personal Property of the Companies..........................................22
  Section 8.15 Accounts Receivable.........................................................23
  Section 8.16 Tradenames and Intellectual Property Rights.................................23
  Section 8.17 Title to  Included Real Property............................................23
  Section 8.18 Condition of Property.......................................................24
  Section 8.19 Land Use Regulation.........................................................24
  Section 8.20 Reports, Contracts and Other Documents......................................25
  Section 8.21 Use Permits and Other Approvals.............................................25
  Section 8.22 Environmental Matters.......................................................25
  Section 8.23 Prior Financial Statements..................................................27
  Section 8.24 Employment Matters..........................................................28


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  Section 8.25 Contracts of the Companies..................................................30
  Section 8.26 Inventories.................................................................31
  Section 8.27 Absence of Certain Changes, Events and Conditions...........................31
  Section 8.28 Taxes.......................................................................33
  Section 8.29 Accounting Practices........................................................34
  Section 8.30 Product Warranties..........................................................35
  Section 8.31 Customers and Suppliers.....................................................35
  Section 8.32 Year 2000 Issue.............................................................35
Article IX.   SECURITY REPRESENTATIONS OF THE SELLERS......................................35
  Section 9.01 Security Representations of Sellers.........................................35
Article X.  REPRESENTATIONS AND WARRANTIES OF JAII AND JAII ACQUISITION SUB................38
  Section 10.01  JAII and JAII Acquisition Sub.............................................38
  Section 10.02  Brokers...................................................................39
  Section 10.03  Authorization.............................................................39
  Section 10.04  Power to Approve Purchase of the Assets and the Acquired Business.........39
  Section 10.05  Conflicts With Law or Other Agreements; Required Filings and Consents.....39
  Section 10.06  Required Filings and Consents.............................................40
  Section 10.07  Litigation and Judgments..................................................40
  Section 10.08  Validity of Shares........................................................40
  Section 10.09  Full Disclosure...........................................................41
Article XI.   ADDITIONAL AGREEMENTS........................................................41
  Section 11.01  Conduct of Business by the Companies Pending the Closing..................41
  Section 11.02  Access to Information.....................................................42
  Section 11.03  Notification of Certain Matters...........................................42
  Section 11.04  Further Action; Reasonable Efforts........................................42
  Section 11.05  No Shop...................................................................42
  Section 11.06  Hart Scott Rodino Act Matters.............................................43
  Section 11.07  Payment of Broker's Fees and Expenses.....................................43
  Section 11.08  Consents and Approvals....................................................43
  Section 11.09  Cooperation with Respect to Financing.....................................43
  Section 11.10  Change of Corporate Names.................................................43
Article XII.   INDEMNIFICATION.............................................................44
  Section 12.01  Survival of Representations and Warranties................................44
  Section 12.02  Indemnification by the Sellers............................................44
  Section 12.03  Indemnification by JAII and JAII Acquisition Sub..........................45
  Section 12.04  Conditions of Indemnification.............................................46
  Section 12.05  Limitations on Indemnification............................................49
Article XIII.   TERMINATION, AMENDMENT AND WAIVER..........................................50
  Section 13.01  Termination...............................................................50
  Section 13.02  Effect of Termination.....................................................51
  Section 13.03  Amendment.................................................................52
  Section 13.04  Waiver....................................................................52
Article XIV.   GENERAL PROVISIONS..........................................................53
  Section 14.01  Notices...................................................................53
  Section 14.02  Parties in Interest.......................................................54
  Section 14.03  Governing Law.............................................................54
  Section 14.04  Headings..................................................................54



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  Section 14.05  Counterparts..............................................................54
  Section 14.06  Expenses..................................................................54
  Section 14.07  Entire Agreement, Assignment..............................................55
  Section 14.08  Time......................................................................55
  Section 14.09  Reformation and Severability..............................................55
  Section 14.10  Preparation and Filing of Tax Returns.....................................55
  Section 14.11  News Releases.............................................................56
  Section 14.12  Access to Books and Records...............................................56

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                            ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT is entered into as of this the 22nd day of March, 1999 by and among IMPERIAL FABRICATING COMPANY OF TENNESSEE, INC., a Tennessee corporation (herein "IFC"), and FLEET DESIGN, INC., a Tennessee corporation (herein "FDI"), (collectively referred to herein as the "Companies"), IMPERIAL GROUP, INC., a Tennessee corporation (herein the "Shareholder") and Fred D. Culbreath and Joseph A. Hicks, the Shareholders of Imperial Group, Inc. (the "Imperial Shareholders") (IFC, FDI, the Shareholder and the Imperial Shareholders are collectively referred to herein as the "Sellers") and JOHNSTOWN AMERICA INDUSTRIES, INC. ("JAII"), a Delaware corporation, and IMPERIAL GROUP ACQUISITION, L.P. ("JAII Acquisition Sub"), a Delaware limited partnership (JAII and JAII Acquisition Sub are herein collectively referred to as the "Buyer").


                                   WITNESSETH:

        WHEREAS,   IFC  is  engaged  in  the  business  of  metal  fabrications, stampings, and assemblies of parts for the truck and transit bus industry; and

        WHEREAS, FDI is engaged in the business of chrome plating and polishing of component parts for the truck and transit bus industry; and

        WHEREAS,   IFC  and  FDI  are  wholly-owned   qualifying   Subchapter  S
subsidiaries of the Shareholder;

        WHEREAS, the Imperial Shareholders are the owners of all the issued and outstanding shares of capital stock of the Shareholder; and

        WHEREAS, the Companies desire to sell substantially all of the Assets (as herein defined) used in connection with their respective manufacturing operations and businesses (referred to collectively herein as the "Acquired Business") to Buyer and Buyer desires to purchase the Assets and the Acquired Business on the terms and conditions set forth herein.

        NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Sellers and Buyer covenant, represent, warrant and agree as follows:



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                                           ARTICLE I.

                                          DEFINITIONS

  SECTION 1.01        DEFINITIONS.

          As used in this Agreement the capitalized terms set forth herein shall have the meanings indicated in EXHIBIT A, unless the context or use indicates another or different meaning.

                                          ARTICLE II.

                                  PURCHASE AND SALE OF ASSETS

  SECTION 2.01        SALE OF ASSETS.

          Subject to the terms and conditions of this Agreement, the Companies covenant and agree to sell, assign, transfer, convey and deliver to Buyer (or cause to be sold, assigned, transferred, conveyed and delivered to Buyer) at the Closing, the Assets and the Acquired Business, as described in SECTION
  2.03 hereof, in the manner and for the consideration set forth in ARTICLE III.

  SECTION 2.02        PURCHASE OF ASSETS.

          Subject to the terms and conditions of this Agreement, Buyer covenants and agrees to purchase from the Companies at the Closing the Assets and the Acquired Business, as described in SECTION 2.03 hereof, in the manner and for the consideration set forth in ARTICLE III.

  SECTION 2.03        ASSETS TO BE ACQUIRED.

          The Companies shall, at the Closing, effective as of 12:01 a.m., local time, on the Closing Date, by special warranty deed, bills of sale and other appropriate documents of transfer reasonably satisfactory to Buyer and the Sellers, (the "Transfer Documents") transfer to Buyer, free and clear of any claim, suit, proceedings, restriction, limitation, security interest, pledge, lien or encumbrance of any kind or nature whatsoever, except those, if any, which are set forth on SECTION 2.03 SCHEDULE (A), all right, title and interest of the Companies in and to the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired (other than the Excluded Assets as herein defined) relating to or used or held for use in connection with the Acquired Business as the same may exist on the Closing Date (collectively, the "Assets"), including without limitation all those items in the following categories:

(a) all machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, tools, dies, molds and parts and similar property (including, but not limited to, any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person);


(b) all inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies (collectively, the "Inventories"), including Inventories held at any location controlled by the Companies and Inventories previously purchased and in transit to the Companies at such locations;


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(c)     all rights in and to products sold or leased (including, but not limited to, products hereafter returned or repossessed and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit);


(d) all rights (including, but not limited to, any and all Intellectual Property rights) in and to the products sold or leased and in and to any products or other Intellectual Property rights under research or development prior to or on the Closing Date;


(e) the right to the corporate names "Imperial Fabricating Company of Tennessee, Inc.", "Fleet Design, Inc.", "Imperial Group, Inc." and such other names used by the Companies and the Shareholder as set forth on
        SECTION 2.03(E) SCHEDULE (A); provided, however, Buyer, with Sellers' cooperation, shall be responsible to secure its right to these corporate names by the filing of appropriate name reservations or other corporate filings, as appropriate and necessary, with the respective state offices, as required by the applicable state law;


(f) all of the rights of the Companies under all contracts, arrangements, licenses, leases (real and personal) and other agreements (the "Assumed Contracts") including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such agreements and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts, arrangements, licenses, leases and other agreements and otherwise, but, only to the extent Buyer assumes the Companies' obligations under such contracts, agreements, licenses, leases and other agreements pursuant to SECTION 2.05;


(g) all credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items and retroactive insurance adjustments for workers' compensation claims;


(h) all notes and accounts receivable held by the Companies and all notes, bonds and other evidences of indebtedness of and rights to receive payments (including the benefits and proceeds of all insurance policies) from any Person held by the Companies, except for cash and cash equivalents, intracompany and affiliate transactions and accounts, cash surrender value of life insurance, and investment securities as set forth on SECTION 2.03(H) SCHEDULE (A);


(i) all Intellectual Property owned by the Companies or licensed to the Companies and all rights thereunder or in respect thereof relating to or used or held for use in connection with the Acquired Business, including, but not limited to, rights to sue for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof;


(j) all books, records, manuals and other materials (in any form or medium), including, without limitation, all records and materials maintained at the headquarters of the Companies, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers,


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        distribution lists, photographs,  production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, sales order files and litigation files;


(k) to the extent their transfer is permitted by law, all Governmental Approvals, including all applications therefor;


(l) all real property, as set forth in SECTION 2.03(L) SCHEDULE (A) and all licenses, permits, approvals and qualifications relating to any real property issued to the Companies by any Governmental Authority (herein the "Included Real Property");


(m) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Companies with respect to the Acquired Business or the ownership, use, function or value of any Asset, whether arising by way of counterclaim or otherwise; and


(n) all guarantees, warranties, indemnities and similar rights in favor of the Companies with respect to any Asset.


SECTION 2.04   EXCLUDED ASSETS.

        The Assets shall not include (a) Cash or Cash Equivalents of the Companies; (b) the real property set forth on SECTION 2.04 SCHEDULE (A) (the "Excluded Real Property"); (c) all life insurance policies owned by the Companies as set forth on SECTION 2.04 SCHEDULE (A); (d) all investment securities and the other assets set forth on SECTION 2.04 SCHEDULE (A) and (e) the other assets set forth on SECTION 2.04 SCHEDULE (A) (herein collectively the "Excluded Assets"). The Excluded Assets shall be the only Assets of the Companies excluded from transfer to Buyer hereunder.

SECTION 2.05   ASSUMPTION OF LIABILITIES.


(a) Subject to the terms and conditions set forth herein, at the Closing, Buyer shall assume and agree to pay, honor and discharge when due all of the following liabilities relating to the Assets and, except as provided in SECTION 2.06 existing at or arising on or after the Closing Date (collectively, the "Assumed Liabilities"):


(i)      any  and  all   liabilities,   obligations  and  commitments   relating
         exclusively to the Acquired Business or the Assets that are (x) reflected on the December Balance Sheet (as herein defined), or (y) incurred after the date of the December Balance Sheet in the ordinary course of business consistent with prior practice and in accordance with the terms of this Agreement;


(ii)     any and all liabilities, obligations and commitments (x) arising out of
         the  agreements,   contracts  and  commitments  set  forth  on  SECTION
         2.05(A)(II) SCHEDULE (A) but not including


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         any obligation or liability for any breach thereof occurring prior to the Closing Date or (y) listed on SECTION 2.05(A)(II) SCHEDULE (B);


(iii) all obligations of the Companies pursuant to all outstanding quotes, blanket purchase orders and monthly releases by and between the Companies and PACCAR as of the Closing Date, incurred in the ordinary course of business and consistent with the Companies' policies;


(iv) all obligations of the Companies, from and after the Closing, with respect to the leases of real property set forth on SECTION 2.05(A)(IV) SCHEDULE (A) (the "Included Leased Property");


(v) liabilities with respect to all litigation and claims which are specifically reserved for on the Closing Balance Sheet, but only to the extent of the reserve designated as the Litigation Reserve as set forth on the Closing Balance Sheet;


(vi) liabilities with respect to all product liability, product recalls, warranty claims, defective material claims and merchandise returns, but only to the extent of the reserve designated as the Warranty Reserve as set forth on the Closing Balance Sheet; and


(vii) liabilities for Taxes relating to or arising out of the Acquired Business accruing with respect to any time period occurring, at or prior to Closing, but only to the extent of the reserve reserve designated as the Tax Reserve as set forth on the Closing Balance Sheet.


(b) At the Closing, Buyer shall assume the Assumed Liabilities relating to the Acquired Business by executing and delivering to the Sellers an assumption agreement in a form reasonably satisfactory to the Sellers (the "ASSUMPTION AGREEMENT") and attached hereto as SECTION 2.05(B) SCHEDULE(A).


SECTION 2.06   EXCLUDED LIABILITIES.


        Except for the Liabilities assumed by Buyer as set forth in SECTION 2.05 or as set forth in SECTION 2.05(B) SCHEDULE (A), and regardless of any disclosure to Buyer, Buyer shall not assume any liabilities, obligations or commitments of any Seller relating to or arising out of the operation of the Acquired Business or the ownership of the Assets prior to the Closing (the "Excluded Liabilities"), other than the Assumed Liabilities. Specifically the Excluded Liabilities include, but are not limited to:


(a) liabilities with respect to all litigation and claims (exclusive of claims under SECTION 2.06(B)) which are not specifically reserved for on the Closing Balance Sheet in the Litigation Reserve or which is in excess of the Litigation Reserve as set forth on the Closing Balance Sheet, to the extent of such excess;


(b) liabilities with respect to all product liability, product recalls, warranty claims, defective material claims and merchendise returns, which are not specifically reserved for in the


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



        Warranty Reserve on the Closing Balance Sheet or which are in excess of the Warranty Reserve as set forth on the Closing Balance Sheet, to the extent of such excess;


(c) liabilities for Taxes relating to or arising out of the Acquired Business accruing with respect to any time period occurring, at or prior to Closing which are not specifically reserved for in the Tax Reserve on the Closing Balance Sheet or which are in excess of the Tax Reserve as set forth on the Closing Balance Sheet, to the extent of such excess;


(d) liabilities for Third Party and Governmental Environmental Liabilities and Costs;


(e) liabilities for intercompany accounts payable which do not represent trade accounts payable;


(f) liabilities, obligations and commitments of the Sellers required by GAAP to be included in the December Balance Sheet but which are not included in the December Balance Sheet;


(g) liabilities, obligations and commitments of the Sellers incurred after the date of the December Balance Sheet which are not in the ordinary course of business consistent with past practices of the Companies; and


(h) liabilities and obligations of the Companies resulting from the failure of the Companies to comply in all material respects with all federal, state, local and foreign statutues, laws, ordinances, regulations, rules and permits, judgments, orders or decrees (except to the extent such liabilities and obligations are reserved for in the Litigation Reserve as set forth on Closing Balance Sheet) applicable to the Acquired Business or the Assets and commitments of the Sellers.


                                  ARTICLE III.

                                 PURCHASE PRICE

SECTION 3.01   PURCHASE PRICE FOR ASSETS.


(a) The Purchase Price. The Purchase Price for the Assets and the Acquired Business shall be an amount equal to (i) the sum of (A) $56,000,000 in cash, minus the amount of Indebtedness as set forth on SECTION 3.05 SCHEDULE (A) (the "Closing Indebtedness") of the Companies which remains outstanding, if any, after giving effect to the payment by Sellers of the Closing Indebtedness on the Closing Date, (the "Cash Component"); and (B) the Stock Component (as herein defined); and (C) the Earn-Out Payments (as herein defined); and (D) the Post Closing Purchase Price Adjustment (as herein defined) and (ii) the Assumed Liabilities
        (such aggregate amount is referred to herein as the "Purchase Price").


(b) Form of Purchase Price Paid at Closing. The Purchase Price to be paid at Closing shall consist of (i) a payment of (A) the Cash Component plus
        (B) that number of shares of JAII's common stock, $.01 par value per share (the "JAII Common Stock"), equal in value to $2.5 million (the "Stock Component") plus the assumption of the Assumed Liabilities. For


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



        purposes of determining the number of shares of JAII Common Stock that shall be delivered to the Companies at Closing, $2.5 million shall be divided by the average of the closing price of a share of JAII Common Stock for each of the ten trading days immediately prior to the date of the public announcement of JAII of the acquisition of the Assets and the Acquired Business (the "JAII Average Closing Price"). The Stock Component of the Purchase Price will consist of shares of JAII Common Stock that have not been registered under the Securities Act of 1933, as amended (the "Securities Act").


SECTION 3.02   PAYMENT OF THE PURCHASE PRICE.

        At Closing, Buyer shall deliver to the Companies the Cash Component and the Stock Component, minus any cash or shares of JAII Common Stock delivered to the Escrow Agents pursuant to SECTION 3.03 below.

SECTION 3.03   PAYMENT AND DEPOSITS TO ESCROW ACCOUNTS.


(a)     Deposit of Indemnification Escrow.


        At Closing, Buyer shall deliver to an escrow agent (which shall be a national bank or trust company) mutually agreeable to the parties and willing to serve, subject to the terms of the Indemnification Escrow Agreement (as herein defined), as escrow agent for the benefit of Buyer and the Sellers (the "Indemnification Escrow Agent") an amount equal to $3.0 million (otherwise deliverable to the Companies pursuant to SECTION 3.01(B) above) consisting of (i) cash, (ii) shares of JAII Common Stock (based on the JAII Average Closing Price) or (iii) any combination thereof (the "Indemnification Escrow Amount"). The form of the Escrow Indemnification Amount shall be at the sole election of the Companies. The Indemnification Escrow Amount shall be administered and disbursed by the Indemnification Escrow Agent pursuant to the terms and conditions of an escrow agreement (the "Indemnificaton Escrow Agreement") substantially in the form attached hereto as SECTION 3.03(A) SCHEDULE
        (A). All cash required to be paid to the Indemnification Escrow Agent pursuant to this Section shall be made by wire transfer of immmediately available funds to the Indemnification Escrow Agent's account as designated by the escrow agent.


(b)     Deposit of Tennessee Plant Escrow.

        At Closing, Buyer shall deliver to an escrow agent (which shall be a national bank or trust company) mutually agreeable to the parties and willing to serve, subject to the terms of the Tennessee Plant Escrow Agreement (as herein defined), as escrow agent for the benefit of Buyer and the Sellers (the "Tennessee Plant Escrow Agent") an amount equal to five million dollars ($5,000,000.00) in cash (otherwise deliverable to the Companies pursuant to SECTION 3.01(B) above) (the "Tennessee Plant Escrow Amount"). The Tennessee Plant Escrow Amount shall be administered and disbursed by the Tennessee Plant Escrow Agent pursuant to the terms and conditions of an escrow agreement (the "Tennessee Plant Escrow Agreement") substantially in the form attached hereto as SECTION 3.03(B) SCHEDULE (A). All cash required to be paid to the Tennessee Plant Escrow Agent pursuant to this Section shall be made by wire transfer of immediately available funds to the Tennessee Plant Escrow Agent's account as designated by the escrow agent.

(c)     Deposit of Texas Plant Escrow.

        At Closing, Buyer shall deliver to an escrow agent (which shall be a national bank or trust company) mutually agreeable to the parties and willing to serve, subject to the terms of the Texas Plant Escrow Agreement (as herein defined), as escrow agent for the benefit of Buyer and the Sellers (the "Texas Plant Escrow Agent") an amount equal to two million dollars ($2,000,000.00) in cash (otherwise deliverable to the Companies pursuant to SECTION 3.01(B) above) (the "Texas Plant Escrow Amount"). The Texas Plant Escrow Amount shall be administered and disbursed by the Texas Plant Escrow Agent pursuant to the terms and conditions of an escrow agreement (the "Texas Plant Escrow Agreement") substantially in the form attached hereto as SECTION 3.03(C) SCHEDULE
        (A) . All cash required to be paid to the Texas Plant Escrow Agent pursuant to this Section shall be made by wire transfer of immediately available funds to the Texas Plant Escrow Agent's account as designated by the escrow agent.

SECTION 3.04   EARN-OUT PAYMENTS.

        As part of the Purchase Price, the Companies shall be entitled to receive earn-out payments from Buyer following the Closing (the "Earn-Out Payments"). The Earn-Out Payments shall become due and payable to the Companies following the Closing in accordance with and subject to the terms of SECTION
3.04 SCHEDULE (A) hereto.

SECTION 3.05   PAYMENT OF CERTAIN INDEBTEDNESS AT CLOSING.

        On the Closing Date, the Sellers shall cause the Companies to pay, from the Purchase Price, in full all Indebtedness of the Companies (including interest, fees, penalties and other related amounts) as of the Closing Date as set forth on SECTION 3.05 SCHEDULE (A) (the "Closing Indebtedness") and the Sellers shall cause the bankers of the Companies to deliver releases with respect thereto. SECTION 3.05 SCHEDULE (A) provides a complete and accurate description of the Closing Indebtedness.

SECTION 3.06   PAYMENT OF BALANCE OF PURCHASE PRICE.

        The balance of the Cash Component of the Purchase Price due at Closing pursuant to SECTION 3.01(A), after the payments and deposits required by SECTION
3.03 and SECTION 3.05, shall be made by wire transfer of immediately available funds to the accounts designated by the Companies.


                                   ARTICLE IV.

                   PURCHASE PRICE ALLOCATIONS AND ADJUSTMENTS

SECTION 4.01   ALLOCATION OF PURCHASE PRICE.

        Buyer and the Companies agree that for federal income tax purposes they will each treat and report the transactions consummated pursuant to this Agreement as an "Asset Acquisition" pursuant to the Internal Revenue Code of 1986, as amended.

SECTION 4.02   CLOSING BALANCE SHEET.

        Within sixty (60) days following the Closing, the Companies shall cause the Companies' accounting firm, Bumpus, Hall, Myatt, Thompson & Emery, P.C., to prepare at the Companies' sole expense a combined Closing Balance Sheet for the Assets and the Acquired Business, prepared in accordance with GAAP, except as set forth herein, and on a basis consistent with the calculation of the Average Working Capital (as herein defined) in accordance with the accounting practices of the Companies applied on a consistent basis as reflected in the Companies' prior financial statements and shall deliver to Buyer, the Closing Balance Sheet as of the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be adjusted to exclude from the Closing Balance Sheet all of the Excluded Assets and Excluded Liabilities and shall reflect the payments at Closing of the Closing Indebtedness. The Closing Balance Sheet shall be accompanied by a calculation of the Post Closing Purchase Price Adjustment, certified by the Companies' accountants as being calculated consistently with the provisions of this Section. The Post Closing Purchase Price Adjustment shall mean an amount equal to the difference between the Closing Date Working Capital (as herein defined), as of the Closing Date, and the Average Working Capital (as herein defined and calculated in accordance with SECTION 4.02 SCHEDULE (A)). The amount, if any, by which the Closing Date Working Capital exceeds the Average Working Capital shall be an increase in the Purchase Price and the amount, if any, by which the Closing Date Working Capital is less than the Average Working Capital shall be a reduction in the Purchase Price. The Closing Balance Sheet shall include specific reserves designated respectively the Litigation Reserve, the Warranty Reserve and the Tax Reserve to reserve specifically for such matters. If no reserve is set up for one of the named reserves, then no reserve shall exist for such matters.

SECTION 4.03   PROCEDURE FOR POST CLOSING PURCHASE PRICE ADJUSTMENT.

        Buyer, shall within thirty (30) days after receipt of the Closing Balance Sheet and the calculation of the Post Closing Purchase Price Adjustment, notify the Sellers in writing, that Buyer either: (a) accepts the calculation of the Post Closing Purchase Price Adjustment as calculated in accordance with
SECTION 4.02, or (b) disagrees with the calculation of the Post Closing Purchase Price Adjustment, and, Buyer shall specify in detail any items which Buyer disputes, including the dollar amounts in dispute, the basis for the disagreement and Buyer's calculation of the disputed item. If the Sellers and Buyer cannot agree upon any disputed items within thirty (30) days after receipt by the Sellers of SECTION 4.03 SCHEDULE (A), then such disagreement shall be submitted to KPMG Peat Marwick LLP (the "Independent Accountant") for resolution. The Sellers and Buyer shall each prepare a written submission for delivery to the other party and the Independent Accountant setting forth the items which remain in dispute and the position of such party with respect to the disputed item. The determination by the Independent Accountant shall be final and binding on the parties hereto and judgment on such determination may be entered in any court having jurisdiction. In the event the Independent Accountant accepts Buyer's calculation of the Post Closing Purchase Price Adjustment, then the Sellers shall be solely responsible for all of the costs and expenses of the Independent Accountant. In the event the Independent Accountant accepts the Sellers' calculation of the Post Closing Purchase Price Adjustment, then Buyer shall be solely responsible for all of the costs and expenses of the Independent Accountant. In the event the

Independent Accountant accepts neither Buyer's nor the Sellers' calculation of the Post Closing Purchase Price Adjustment, then the fees and expenses of the Independent Accountant shall be shared equally by the Sellers and Buyer. The Sellers shall bear, and be solely responsible for, all of the costs and expenses incurred by them in connection with the preparation of the Closing Balance Sheet. The Sellers and Buyer shall each bear, and be responsible for, the costs and expenses incurred by each of them (including the fees and expenses of their respective accounting firms) in connection with their review of the Closing Balance Sheet and the Post Closing Purchase Price Adjustment.

SECTION 4.04   PAYMENT OF POST CLOSING PURCHASE PRICE ADJUSTMENT.

        Any reduction in the Purchase Price, as a result of the Post Closing Purchase Price Adjustment, shall be paid within ten (10) days to Buyer by the Companies, by cashier's check or wire transfer to an account designated by Buyer. Any increase in the Purchase Price, as a result of Post Closing Purchase Price Adjustment, shall be paid within ten (10) days to the Sellers by Buyer by cashier's check or wire transfer to an account designated by the Sellers.


                                   ARTICLE V.

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

SECTION 5.01   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.

        The obligations of Buyer to effect the Closing, to purchase the Assets and the Acquired Business and to perform its obligations hereunder are and shall be subject, at the discretion of Buyer, to the prior fulfillment of each of the following conditions set forth in this ARTICLE V.

SECTION 5.02   ACQUISITION OF INDUSTRIAL REALTY PARTNERS REAL ESTATE.

        The  purchase by Buyer,  at Closing,  of the real  estate  described  in
SECTION 5.02 SCHEDULE (A) by execution and delivery by Buyer and Industrial Realty Partners of the Real Estate Purchase Agreement attached hereto as SECTION
5.02 SCHEDULE (B) and the consummation of the purchase of the Industrial Realty Partners Property in accordance with the Real Estate Purchase Agreement.

SECTION 5.03   EMPLOYMENT AGREEMENTS.

        The execution and delivery at Closing of the employment agreements for the individuals set forth in SECTION 5.03 SCHEDULE (A) and in substantially the form of the Employment Agreements attached as Section 5.03 Schedule (b). This
SECTION 5.03 does not constitute an offer of employment to such key employees and is not intended to confer upon any person other than Buyer and the Sellers any rights or remedies under this Agreement.

SECTION 5.04   DELIVERY OF EXHIBITS AND SCHEDULES.

        The delivery to Buyer of all of the Exhibits and Schedules required by this Agreement to be delivered by the Sellers, updated through the Closing Date, provided, however, that Buyer shall not be obligated to assume any liability or obligation disclosed in such updated Schedules and shall not be obligated to close if such updated Schedules disclose any matter which creates a Material Adverse Effect.

SECTION 5.05   RECEIPT OF CONSENTS AND APPROVALS.

        Receipt by, and if necessary, pursuant to a Governmental Requirement, transfer to Buyer, in form and substance reasonably satisfactory to Buyer's counsel, of all required governmental and third party permits, licenses, consents, estoppel certificates, approvals, authorizations, or waivers required to be obtained by Buyer or the Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or to continue the operation of the Acquired Business as conducted by the Companies on the date of this Agreement, or, to maintain in full force and effect the material licenses, franchises, leases or other material agreements of the Companies, as set forth on SECTION 5.05 SCHEDULE (A).

SECTION 5.06   HART SCOTT RODINO APPROVAL.

        If required, all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and the Companies and the Buyer shall have received all authorizations, consents, and approvals of the government and governmental agencies required under the HSR Act.

SECTION 5.07   OPINION OF THE SELLERS' COUNSEL.

        Receipt by Buyer of the opinion of the Sellers' counsel substantially in the form of SECTION 5.07 SCHEDULE (A) attached hereto.

SECTION 5.08   CORRECTNESS OF THE SELLERS' REPRESENTATIONS AND WARRANTIES.

        Except for changes expressly permitted or contemplated hereby or consented to by Buyer, and except for matters waived or consented to by Buyer pursuant to SECTION 13.04, each of the representations and warranties of the Sellers set forth in ARTICLE VIII, shall be true and correct on and as of the Closing Date with the same effect as if made at such time; and the Sellers shall have in all material respects performed and complied with each of the agreements, covenants, terms and conditions hereof applicable to the Sellers.

SECTION 5.09   ABSENCE OF LEGAL RESTRAINTS.

        There shall have been no order or  preliminary  or permanent  injunction entered in any action or proceeding before any court or governmental, administrative or regulatory authority or agency, or no other action taken, or statute, rule, regulation, legislation, interpretation, judgment or order proposed, enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Buyer, or the Sellers, by any legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of: (i) making illegal, delaying or otherwise directly or indirectly restraining or prohibiting the purchase of the Assets and the Acquired Business by Buyer as contemplated hereby, or the consummation of the transactions hereunder; or, (ii) prohibiting or limiting the ownership or operation by Buyer of the Assets and Acquired Business, or compelling the Companies to dispose of or hold separate all or any portion of the Acquired Business or Assets of the Companies as a result of the transactions hereunder. There shall not be pending or threatened before any court or governmental, administrative or regulatory authority or agency any action or proceeding instituted by any governmental, administrative or regulatory authority which seeks to have any of the effects specified in this Section.

SECTION 5.10   ABSENCE OF BANKRUPTCY PROCEEDINGS.

        No proceeding shall have been instituted or consented to by or against the Companies, Buyer or the Shareholder seeking to adjudicate them as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Companies, Buyer or the Shareholder or any substantial part of their respective properties (each such action being a "Bankruptcy Proceeding"), and the Sellers shall not have taken any corporate action to authorize any Bankruptcy Proceeding.

SECTION 5.11 CORPORATE AUTHORIZATION AND APPROVAL BY THE COMPANIES AND SHAREHOLDER.

        Receipt by Buyer, at or before Closing, of copies of (i) resolutions of the Board of Directors of the Shareholder and of the Companies and (ii) approval of the Shareholder, certified by the respective Secretaries of the Shareholder and the Companies, authorizing the transactions contemplated by this Agreement, including, without limitation, the sale of the Assets and the Acquired Business, and the execution and delivery of this Agreement and all documents related hereto by an authorized officer of the Companies. The authorizations of the Shareholder and the Companies shall be attached hereto as SECTION 5.11 SCHEDULE
(A) and (B) RESPECTIVELY.

SECTION 5.12   PAYMENT OF THE CLOSING INDEBTEDNESS.

        The payment at Closing, by the Companies, in full and complete discharge, of the Closing Indebtedness set forth on SECTION 3.05 SCHEDULE (A).

SECTION 5.13   NO MATERIAL ADVERSE EFFECT.

        Since the date of this Agreement, there shall have occurred no Material Adverse Effect.

SECTION 5.14   SECRETARY'S CERTIFICATE.

        Receipt by Buyer of a  certificate  of the  Secretary  of the  Companies attached hereto as SECTION 5.14 SCHEDULE (A) dated the Closing Date and attaching copies (certified by the Secretary of State of Tennessee, as appropriate), of the Articles of Incorporation, By-Laws, certificate of existence and resolutions of the Companies, certifying as to the incumbency of the officers of the Companies and representing and warranting that the conditions set forth in SECTION 5.05 and SECTION 5.08 have been satisfied.

SECTION 5.15   NON-COMPETITION AGREEMENTS.

        Each Seller shall have entered into non-competition agreements with Buyer in the form of SECTION 5.15 SCHEDULE (A) and, subject to the occurrence of the Closing, such non-competition agreements being in full force and effect as of the Closing Date.

SECTION 5.16   RECEIPT OF FINANCING.

        Buyer shall have received the proceeds of its bank financing.

SECTION 5.17   ESCROW AGREEMENTS.

        The Sellers shall have entered into the Escrow  Agreements  set forth in
SECTION 3.03 and, subject to the occurrence of the Closing, such Escrow Agreements shall be in full force and effect as of the Closing Date.

SECTION 5.18   REAL ESTATE LEASES.

        The lessors of the Included Leased Property shall have executed and delivered to Buyer at Closing the leases and/or assignments of the Included Leased Property leases as set forth on SECTION 5.18 SCHEDULE (A).

SECTION 5.19   EXECUTION OF DESIGN/BUILD AGREEMENT AND LEASE/TENNESSEE.

        The  execution and delivery by CHI NU, L.L.C.  of the  Design/Build  and
Lease  Agreements  for  the   construction  of  a  new  Tennessee   facility  in
substantially the form attached hereto as SECTION 5.19 SCHEDULES (A) AND (B).

SECTION 5.20   EXECUTION OF DESIGN/BUILD AGREEMENT AND LEASE/TEXAS.

        The execution and delivery by Industrial Realty Partners of the Design/Build and Lease Agreements for the construction of a new Texas facility in substantially the form attached hereto as SECTION 5.20 SCHEDULES (A) AND (B).

SECTION 5.21   FIRPTA CERTIFICATES.

        Delivery to Buyer of an executed certificate of non-foreign status for each Company.

SECTION 5.22   OTHER MATERIAL DOCUMENTS.

        Delivery to Buyer of such other material documents executed and delivered by the Companies as reasonably requested by Buyer.



                                   ARTICLE VI.

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS

SECTION 6.01 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS.

        The obligations of the Sellers to effect the Closing, to sell the Assets and the Acquired Business and to perform their obligations hereunder are and shall be subject, at the discretion of the Sellers, to the prior fulfillment of each of the following conditions set forth in this ARTICLE VI.

SECTION 6.02   ACQUISITION OF INDUSTRIAL REALTY PARTNERS REAL ESTATE.

        The  purchase by Buyer,  at Closing,  of the real  estate  described  in
SECTION 5.02 SCHEDULE (A) by execution and delivery by Buyer and Industrial Realty Partners of the Real Estate Purchase Agreement attached hereto as SECTION
5.02 SCHEDULE (B) and the consummation of the purchase of the Industrial Realty Partners Property in accordance with the Real Estate Purchase Agreement.

SECTION 6.03   EMPLOYMENT AGREEMENTS.

        The execution and delivery at Closing by Buyer of the employment agreements for the individuals set forth in SECTION 5.03 SCHEDULE (A) and in substantially the form of the Employment Agreements attached as SECTION 5.03 SCHEDULE (B).

SECTION 6.04   NON-COMPETITION AGREEMENTS.

        Buyer shall have entered into non-competition agreements with each Seller in the form of SECTION 5.15 SCHEDULE (A) (or Buyer shall have waived the requirement for non-competition agreements from each Seller at Closing and otherwise provided for the medical coverages set forth therein) and, subject to the occurrence of the Closing, such non-competition agreements being in full force and effect as of the Closing Date.

SECTION 6.05   DELIVERY OF EXHIBITS AND SCHEDULES.

        The delivery to the Sellers of all of the Exhibits and Schedules required by this Agreement to be delivered by Buyer, updated through the Closing Date.

SECTION 6.06   HART SCOTT RODINO APPROVAL.

        If required, all applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated and the Companies and Buyer shall have received all authorizations, consents, and approvals of the government and governmental agencies required under the HSR Act.

SECTION 6.07   OPINION OF BUYER'S COUNSEL.

        Receipt by the Sellers of the opinion of Buyer's counsel substantially in the form of SECTION 6.07 SCHEDULE (A) attached hereto.

SECTION 6.08   CORRECTNESS OF BUYER'S REPRESENTATIONS AND WARRANTIES.

        Except for changes expressly permitted or contemplated hereby or consented to by the Sellers, and except for matters waived or consented to by the Sellers pursuant to SECTION 13.04, each of the representations and warranties of Buyer set forth in ARTICLE X hereof shall be true and correct on and as of the Closing Date with the same effect as if made at such time; and Buyer shall have, in all material respects, performed and complied with each of the agreements, covenants, terms and conditions hereof applicable to Buyer.

SECTION 6.09   ABSENCE OF LEGAL RESTRAINTS.

        There shall have been no order or  preliminary  or permanent  injunction entered in any action or proceeding before any court or governmental, administrative or regulatory authority or agency, or no other action taken, or statute, rule, regulation, legislation, interpretation, judgment or order proposed enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Buyer or the Sellers by any legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of: (i) making illegal, delaying or otherwise directly or indirectly restraining or prohibiting the purchase of the Assets and the Acquired Business by Buyer as contemplated hereby, or the consummation of the transactions hereunder; or, (ii) prohibiting or limiting the ownership or operation by Buyer of the Assets and Acquired Business, or compelling the Companies to dispose of or hold separate all or any portion of the Acquired Business or Assets of the Companies as a result of the transactions hereunder. There shall not be pending or threatened before any court or governmental, administrative or regulatory authority or agency any action or proceeding instituted by any governmental, administrative or regulatory authority which seeks to have any of the effects specified in this Section.

SECTION 6.10   ABSENCE OF BANKRUPTCY PROCEEDINGS.

        No proceeding shall have been instituted against Buyer, the Companies or the Shareholder seeking to adjudicate any of them as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Buyer, the Companies or the Shareholder or any substantial part of their respective properties (each such action being a "Bankruptcy Proceeding") and neither Buyer nor the Sellers shall have taken any corporate action to authorize any Bankruptcy Proceeding.

SECTION 6.11   CORPORATE AUTHORIZATION AND APPROVAL BY BUYER.

        Receipt by the Sellers, at or before Closing, of copies of resolutions of the Board of Directors of Buyer, certified by the Secretary of Buyer, authorizing the transactions contemplated by this Agreement, including, without limitation, the purchase of the Assets and the Acquired Business, and the execution and delivery of this Agreement and all documents related hereto by an authorized officer of Buyer. The authorizations of Buyer shall be attached hereto as SECTION 6.11 SCHEDULE (A).

SECTION 6.12   SECRETARY'S CERTIFICATE.

        Receipt by Sellers of a certificate of the Secretary of Buyer, in the form attached hereto as SECTION 6.12 SCHEDULE (A) dated the Closing Date and attaching copies (certified by the Secretary of State of Delaware, as appropriate), of the Articles of Incorporation, Certificate of Limited Partneship, By-Laws, Limited Partnership agreement, certificate of existence and resolutions of Buyer, certifying as to the incumbency of the officers of Buyer and representing and warranting that the conditions set forth in SECTION 6.08 and SECTION 6.09 have been satisfied.

SECTION 6.13   ESCROW AGREEMENTS.

        Buyer shall have entered into the Escrow Agreements set forth in SECTION
3.03 and, subject to the occurrence of the Closing, such Escrow Agreements shall be in full force and effect as of the Closing Date.

SECTION 6.14   EXECUTION OF DESIGN/BUILD AGREEMENT AND LEASE/TENNESSEE.

        The execution and delivery by Buyer of the Design/Build and Lease Agreements for the construction of a new Tennessee facility in substantially the form attached hereto as SECTION 5.19 SCHEDULES (A) AND (B).

SECTION 6.15   EXECUTION OF DESIGN/BUILD AGREEMENT AND LEASE/TEXAS.

        The execution and delivery by Buyer of the Design/Build and Lease Agreements for the construction of a new Texas facility in substantially the form attached hereto as SECTION 5.20 SCHEDULES (A) AND (B).

SECTION 6.16   REAL ESTATE LEASES.

        Buyer shall have executed and delivered to the Sellers at Closing the leases and/or assignments of the Included Leased Property as set forth on
SECTION 5.18 SCHEDULE (A).


                                  ARTICLE VII.

                                     CLOSING

SECTION 7.01   CLOSING.

        The closing hereunder (the "Closing") shall take place at the offices of Wyatt, Tarrant & Combs, 1500 Nashville City Center, Nashville, Tn. 511 Union Street, Nashville, Tn. on April 26, 1999 or at such other place and time and date as may be agreed to by the Sellers and Buyer.


                                  ARTICLE VIII.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        Each Seller, jointly and severally, represents and warrants to Buyer, as of the date hereof and on the Closing Date, that all of the representations and warranties contained in this Article are true and correct and agrees as follows:

SECTION 8.01 ORGANIZATION AND QUALIFICATION OF THE SHAREHOLDER.


(a)     The Shareholder--Organization.

        The Shareholder is a corporation duly organized, validly existing under the laws of the State of Tennessee, and has the full corporate power and authority to own, lease and operate its properties and carry on its business in all respects as presently owned or conducted. The Shareholder is duly qualified or licensed as a foreign corporation to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification. Attached hereto as SECTION 8.01(A) SCHEDULE (A) and SECTION 8.01(A) SCHEDULE (B) are (i) a true and complete copy of the Articles of Incorporation of the Shareholder, as amended and in effect as of the date of this Agreement, certified by the Secretary of State of the State of Tennessee; and, (ii) a true and complete copy of the ByLaws of the Shareholder, as amended and in effect as of the date of this Agreement, certified by the Secretary of the Shareholder. The Shareholder is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

(b)     The Shareholder--Evidence of Good Standing and Existence.

        The Shareholder is a corporation in good standing under the laws of the State of Tennessee and in each foreign jurisdiction where its ownership or leasing of property or the conduct of its business requires qualification or licensing as a foreign corporation. Attached hereto as SECTION 8.01(B) SCHEDULE (A) and SECTION 8.01(B) SCHEDULE (B) are: (i) a copy of a certificate of good standing from the Secretary of State of the State of Tennessee evidencing the due organization, valid existence and good standing of the Shareholder in the State of Tennessee; and, (ii) a certificate from the applicable Secretary of State evidencing the due organization, valid existence and good standing of the Shareholder in each foreign jurisdiction where its ownership or leasing of property or the conduct of its business requires qualification or licensing as a foreign corporation.

SECTION 8.02   ORGANIZATION AND QUALIFICATION OF THE COMPANIES.


(a)     The Companies--Organization.

        Each of the Companies is a corporation duly organized, validly existing under the laws of the State of Tennessee, and has the full corporate power and authority to own, lease and operate its properties and carry on its business in all respects as presently owned or conducted. Each of the Companies is duly qualified or licensed as a foreign corporation to do business, in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification. Attached hereto as SECTION 8.02(A) SCHEDULE (A) and SECTION 8.02(A) SCHEDULE (B) are (i) a true and complete copy of the Articles of Incorporation of each of the Companies, as amended and in effect as of the date of this Agreement, certified by the Secretary of State of the State of Tennessee; and, (ii) a true and complete copy of the respective By-Laws of each of the Companies, as amended and in effect as of the date of this Agreement, certified by the respective Secretary of each of the Companies.

(b)     The Companies--Evidence of Good Standing and Existence.

        Each of the Companies is a corporation in good standing under the laws of the State of Tennessee and in each foreign jurisdiction where its ownership or leasing of property or the conduct of its business requires qualification or licensing as a foreign corporation. Attached hereto as
        SECTION 8.02(B) SCHEDULE (A) and SECTION 8.02(B) SCHEDULE (B) are: (i) a copy of a certificate of good standing from the Secretary of State of the State of Tennessee evidencing the due organization, valid existence and good standing of each of the Companies in the State of Tennessee; and, (ii) . a certificate from the applicable Secretary of State evidencing the due organization, valid existence and good standing of each of the Companies in each foreign jurisdiction where its ownership or leasing of property or the conduct of its business requires qualification or licensing as a foreign corporation.

SECTION 8.03 OWNERSHIP AND STATUS OF THE COMPANIES' AND THE SHAREHOLDER'S CAPITAL STOCK.


(a)     Shareholder as Owner of the Companies.

        The Shareholder is the record, beneficial and legal owner of all of the issued and outstanding shares of all classes of stock of each of the Companies, free and clear of all Liens, except for the Liens set forth on SECTION 8.03(A) SCHEDULE (A) all of which will be released at or before the Closing Date.

(b)     Imperial Shareholders.

        The Imperial Shareholders are the record, beneficial and legal owners of all of the issued and outstanding shares of stock of all classes of stock of Imperial Group, Inc. free and clear of all Liens, except for the Liens set forth on SECTION 8.03(B) SCHEDULE (A).

SECTION 8.04 POWER OF THE SHAREHOLDER AND THE IMPERIAL SHAREHOLDERS TO APPROVE SALE OF ASSETS OF THE COMPANIES.

        The Shareholder and the Imperial Shareholders have the full power, legal capacity and authority to execute and deliver this Agreement and each other document to which the Shareholder or the Imperial Shareholders are a party and to perform the Shareholder's or the Imperial Shareholders' obligations in this Agreement and in all other documents to which the Shareholder or the Imperial Shareholders are a party. This Agreement constitutes, and each such other document when executed and delivered by the Shareholder and the Imperial Shareholders will constitute, the legal, valid and binding obligation of the Shareholder and the Imperial Shareholders, enforceable against the Shareholder and the Imperial Shareholders in accordance with its terms, except as that enforceability may be: (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). The Shareholder and the Imperial Shareholders have obtained, in accordance with all applicable state corporate law, its charter and by-laws, if applicable, all approvals and have taken or will take as of the Closing Date all actions necessary for the authorization, execution, delivery and performance by the Shareholder and the Imperial Shareholders of this Agreement and the other documents to which the Shareholder and the Imperial Shareholders are a party, including, but not limited, to the sale of the Assets and the Acquired Business and the transactions contemplated herein.

SECTION 8.05 CONFLICTS WITH LAW OR OTHER AGREEMENTS; REQUIRED FILINGS AND CONSENTS.


(a)     Conflicts.

        The execution and delivery of this Agreement and each other document to which the Sellers are a party do not, and the performance of this Agreement and each other document (including, without limitation, the consummation of the transactions contemplated hereunder) will not: (i) violate any provision of the Articles of Incorporation or By-Laws of the Companies and the Shareholder; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Sellers or by which their properties are bound or affected; or (iii) except as set forth in SECTION 8.05(A) SCHEDULE (A) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Sellers pursuant to any agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Sellers are a party, or by which the Sellers, or any of their properties are bound or affected; or, (iv) result in the creation of or impositions of any Lien on the shares of stock of the Companies or any asset of the Shareholder.

(b)     Required Filings and Consents.

        Except as may be required by the HSR Act or set forth in SECTION 8.05(B) SCHEDULE (A) the execution and delivery of this Agreement by the Sellers do not, and the performance of this Agreement by the Sellers (including, without limitation, the consummation of the transactions contemplated hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, on the part of the Sellers.

(c)     Public Reporting Obligations.

        Neither the Shareholder nor the Companies has presently and has not had in the past any obligation to file annual reports or other documents under the Securities Exchange Act of 1934, as amended, and no such reports have been filed.

SECTION 8.06   LITIGATION AND JUDGMENTS.


(a)     Litigation.

        Except as set forth on SECTION 8.06(A) SCHEDULE (A) there is no legal proceeding (or governmental investigation) pending before any court or governmental body, or any other duly constituted tribunal, or threatened or in prospect, against or related to the Sellers, or any of the business or properties thereof. The Sellers are not in default with respect to any judgment, order, writ, injunction, decree or assessment against it by any court, federal regulatory agency, state attorney general, public service commission, governmental agency, department or instrumentality. Neither the Sellers nor any of its respective directors, officers, or to the best knowledge of the Sellers, their agents, or employees is in violation of or charged, or threatened with any violation of, or under investigation with respect to any violation of, any provision of any federal, state, or local law or administrative rule or regulation relating to any aspect of the business or property of the Sellers (including, without limitation, any laws, rules, or regulations relating to political contributions or other questionable payments) which give rise to any liability on the part of Buyer following the Closing or have a Material Adverse Effect. In addition,
        SECTION 8.06(A) SCHEDULE (B) sets forth, as of the Closing Date, a list of all claims pending or threatened against the Sellers by any Person.

(b)     No Orders, Judgments or Decrees.

        Except as set forth on SECTION 8.06(B) SCHEDULE (A), the Sellers are not subject to any order, judgment or decree, or any other legal restriction, which adversely affects the Assets or the Acquired Business or which would prevent or hinder the transactions contemplated by this Agreement.

SECTION 8.07   BROKERS.

        The Sellers have employed Merrill Lynch to serve as a Business Advisor with respect to this transaction and the Sellers' obligation with respect to Merrill Lynch's employment is as set forth in SECTION 8.07 SCHEDULE (A). The Merrill Lynch fees and expenses shall be paid by the Companies. Except with respect to Merrill Lynch, the Sellers have not directly or indirectly in connection with this Agreement or the transactions contemplated hereby (a) employed any broker, finder or agent, or (b) agreed to pay or incurred any obligation to pay any broker's or finder's fee, any sales commission or any similar form of compensation.

SECTION 8.08   CONTROL OF RELATED BUSINESSES.

        The Sellers are not, alone or with one or more other Persons, the controlling Affiliate of any Entity, business or trade that (a) is engaged in any line of business which is the same as or similar to any line of business in which the Companies are engaged, or (b) is engaged in any transaction with the Companies, except as set forth in SECTION 8.08 SCHEDULE (A).

SECTION 8.09   AUTHORIZATION AND BINDING EFFECT.

        Each of the Companies has the full power and authority to execute and deliver this Agreement, the other agreement(s) contemplated hereby to which each of the Companies is a party and to perform each of the Companies' respective obligations in this Agreement and in each document to which each of the Companies is a party. This Agreement constitutes and each such other document when executed and delivered by each of the Companies, will constitute the legal, valid and binding obligation of each of the Companies enforceable in accordance with its terms, except as that enforceability may be: (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). The Companies have obtained, in accordance with all applicable state corporate law, their respective charters and by-laws, all approvals and have taken or will take as of the Closing Date all actions necessary for the authorization, execution, delivery and performance by the Companies of this Agreement and the other documents to which the Companies are a party, including, but not limited, to the sale of the Assets and the Acquired Business and the transactions contemplated herein.

SECTION 8.10   CORPORATE RECORDS OF STOCK OWNERSHIP.

        The stock transfer books, minute books and stock ledgers of each the Companies and the Shareholder, copies of which have been delivered to Buyer, are true, complete, accurate and up to date, and contain all necessary signatures, and set forth all of the shares issued, transferred and surrendered. No transfer has been made without surrender of the proper certificate, duly endorsed, and all certificates so surrendered have been duly canceled.

SECTION 8.11   SUBSIDIARIES, AFFILIATES AND JOINT VENTURES.


(a)     No Subsidiaries.

        The Companies do not directly or indirectly own securities or other ownership interests of any corporation or other entity having ordinary voting power to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions. The Companies own certain investment securities set forth on SECTION 2.04 SCHEDULE (A).

(b)     Joint Ventures and Partnerships.

        Except as set forth on SECTION 8.11(B) SCHEDULE (A) neither of the Companies is a general or limited partner of, or a party to any joint venture with, any other entity, and neither of the Companies, directly or indirectly, owns any interest in any other corporation, partnership, joint venture or other business association or entity.

SECTION 8.12   INSIDER TRANSACTIONS.


(a)     Company Obligations.

               Except as set forth in SECTION 8.12(A) SCHEDULE (A), neither of the Companies is indebted to any other Seller, or any director, officer, employee or agent of any other Seller, or any Affiliate of a Seller, except for amounts due as normal salary, wages, or reimbursement of ordinary business expenses, and no director, officer, employee or agent of either of the Companies is indebted to the Companies except for ordinary business expense advances.

(b)     Shareholder Obligations.

               Except as set forth in SECTION 8.12(B) SCHEDULE (A), the Shareholder and the Imperial Shareholders do not have any direct or indirect indebtedness to the Companies or any direct or indirect interest in any property used by, or relating to, the Companies, except through the ownership of the capital stock of the Companies or the Shareholder.

(c)     Powers of Attorney.

               Set forth on SECTION 8.12(C) SCHEDULE (A) are the names of all persons holding powers of attorney from the Companies and copies of such powers of attorney.

SECTION 8.13   LICENSES, PERMITS AND ELIGIBILITY.

  Each of the Companies has obtained all material permits, licenses and other authorizations that are required under federal, state and local laws necessary for the lawful conduct of the business of the Acquired Business. Attached as
SECTION 8.13 SCHEDULE (A) is a list of all material licenses, permits and authorizations held by the Companies and except as noted on SECTION 8.13 SCHEDULE (A), such permits are in full force and effect and are transferable to Buyer.

SECTION 8.14   PERSONAL PROPERTY OF THE COMPANIES.


(a)     Title to Tangible Personal Property.

               Except as set forth in SECTION 8.14(A) SCHEDULE (A), each of the Companies have and at the Closing, will have good, indefeasible, marketable and merchantable title, free and clear of all Liens, to all tangible personal property, (including, but not limited to, all equipment, furniture, fixtures, inventory, supplies, accounts receivable and other intangible personal properties) reflected in the December Balance Sheet or acquired since the date of the December Balance Sheet, other than any personal property disposed of in the ordinary course of business since the date of the December Balance Sheet and all fully depreciated items of tangible personal property (herein the "Tangible Personal Property"). Except as set forth on
               SECTION 8.14(A) SCHEDULE (B) the Tangible Personal Property constitutes all of the Tangible Personal Property used by the Companies for the operation of the Acquired Business as currently conducted by the Companies, except for the Excluded Assets.

(b)     Owned Tangible Personal Property.

               Attached hereto as SECTION 8.14(B) SCHEDULE (A) is a true and complete list of all personal property owned by the Companies.

(c)     Leased Tangible Personal Property.

               Attached hereto as SECTION 8.14(C) SCHEDULE (A) is a true and complete list of all leases and other agreements under which the Companies lease, hold or operate any tools, furniture, machinery, equipment, vehicles or other Tangible Personal Property owned by any other person for use in the Acquired Business. Copies of all leases for the Tangible Personal Property set forth on SECTION 8.14(C) SCHEDULE (A) have been delivered to Buyer. Except as set forth on SECTION 8.14(C) SCHEDULE (A), all such leases and agreements are in full force and effect. Neither of the Companies nor, to the best knowledge of the Sellers, any other party is in default, violation or breach under any such lease and, to the best knowledge of the Sellers, no event has occurred and is continuing which constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach under any such lease, except as set forth on SECTION 8.14(C) SCHEDULE (A).

(d)     Operating Condition.

               Except as set forth on SECTION 8.14(D) SCHEDULE (A), all of the Assets constituting Tangible Personal Property owned or leased by the Companies are in good operating condition and repair, ordinary wear and tear excepted, and all machinery, equipment and motor vehicles owned or used by the Companies are in such condition and repair as is suitable for the operation of the Acquired Business, except for repairs and replacements required in the ordinary course of business.

SECTION 8.15   ACCOUNTS RECEIVABLE.

        The accounts recievable included in the December Balance Sheet (as herein defined) constitute all of the accounts receivable of the Acquired Business as of the December Balance Sheet Date (as herein defined). Except as set forth on SECTION 8.15 SCHEDULE (A), each of the Companies is the true and lawful owner of its accounts receivable and has good and clear title to each account, free and clear of all Liens, with the absolute right to transfer any interest therein. To the best of the Companies' knowledge and except as set forth on SECTION 8.15 SCHEDULE (A), each account receivable is as set forth on the December Balance Sheet and will be as set forth on the Closing

Balance Sheet: (i) a valid obligation of the account debtor, enforceable in accordance with its terms, and is not subject to any set-offs, adverse claims, assessments, defaults, prepayments, defenses, and conditions precedent, (ii) a true and correct statement of the account of actual services performed for and accepted by such account debtor, (iii) collectible in full through the exercise of usual and customary collection practices in the industry, subject to the reserves as set forth on the applicable balance sheet, and (iv) the reserve for allowance of doubtful accounts as set forth on the applicable balance sheet is and will be adequate and in accordance with generally accepted accounting principles.

SECTION 8.16   TRADENAMES AND INTELLECTUAL PROPERTY RIGHTS.

        Attached hereto as SECTION 8.16 SCHEDULE (A) is a list of each trade name or other corporate name used by the Companies and a list of all other patents, copyrights, registrations or applications with respect thereto, licenses (including software licenses) or other rights with respect thereto owned or used by the Companies in the conduct of the Acquired Business. Except as set forth in SECTION 8.16 SCHEDULE (A), the Companies own valid title to the Companies Intellectual Property, free and clear of all Liens. The Companies have not granted any license to any other Person with respect to the Companies' Intellectual Property. Except as set forth in SECTION 8.16 SCHEDULE (A), the Companies are not aware of any third parties using, infringing or misappropriating any of the Companies' Intellectual Property or any marks or names that are confusingly similar thereto. Except as set forth in SECTION 8.16 SCHEDULE (A), with respect to the Acquired Business as conducted (a) no products made, sold or distributed by the Companies or service provided by the Companies violate any license or infringe any intellectual property rights of any third party, and (b) there are no pending claims or demands by any third party to the contrary.

SECTION 8.17   TITLE TO  INCLUDED REAL PROPERTY.

        All of the buildings, offices and other improvements located upon any Included Real Property and Included Leased Property (collectively referred to herein as the Included Property) are in good repair, ordinary wear and tear excepted. Attached hereto as SECTION 8.17 SCHEDULE (A) is a list of title commitments and/or title reports, as requested by Buyer, issued within thirty
(30) days prior to the date hereof with respect to Included Property and a list of each appraisal with respect to such parcels of real estate, copies of which have been delivered to Buyer, as requested by Buyer.

        Except as set forth on SECTION 8.17 SCHEDULE (B) and except for Permitted Liens, the Companies have good, valid and marketable fee simple title to the Included Real Property, free and clear of all Liens. At Closing, the Companies shall have good, valid and marketable fee simple title to the Included Real Property indicated on SECTION 8.17 SCHEDULE (A). There are no outstanding options or rights of first refusal to purchase the Included Real Property, or any portion thereof or interest therein.

        The Companies have delivered to Buyer correct and complete copies of all leases with respect to the Included Leased Property indicated on SECTION 2.05(A)(IV) SCHEDULE (A). Each of the Included Leased Property leases is legal, valid, binding, enforceable in accordance with its terms and in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization and similar Applicable Laws affecting creditors generally and by the availability of equitable remedies. Neither of the Companies nor any other party is in default, violation or breach in any respect under any of the Included Leased Property leases, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, material violation or material breach in any respect undersuch leases. Each of the Included Leased Property leases grants the tenant under such lease the exclusive right to use and occupy the demised premises thereunder. At Closing, the Companies shall have good and valid title to the leasehold estate under each of the Included Leased Property leases free and clear of all Liens. Each Company enjoys peaceful and undisturbed possession under its respective Included Leased Property leases.

        The Included Property constitutes all the fee and leasehold interests in real property held for use in connection with or used by the Companies in the Acquired Business, except for the Excluded Real Property. The Included Property, is, in the opinion of the Sellers, all of the real property interests necessary for the conduct of, or otherwise material to the Acquired Business as conducted on the date hereof.

SECTION 8.18   CONDITION OF PROPERTY.

        Except as set forth on SECTION 8.18 SCHEDULE (A), there are now, and at the Closing Date there will be, no material physical or mechanical defects of the Included Property, including, without limitation, the plumbing, heating, air conditioning, ventilating and electrical systems, and all such items are in good operating condition and repair, ordinary wear and tear excepted. The use and operation of the Included Property in the conduct of the Acquired Business does not violate in any material respect any instrument of record or agreement affecting the Included Property. Except as set forth in SECTION 8.22, there is no material violation by the Sellers of any covenant, condition, restriction, easement ordinance, code or regulation or order of any Governmental Authority having jurisdiction over such property or, to the best knowledge of the Sellers, of any other Person entitled to enforce the same affecting the Included Property or the use or occupancy thereof. No damage or destruction has occurred with respect to any of the Included Property since the December Balance Sheet Date that would, individually or in the aggregate, have a Material Adverse Effect.

SECTION 8.19   LAND USE REGULATION.

        Except as set forth on SECTION 8.19 SCHEDULE (A), there are no condemnation, zoning or other land use regulation proceedings, either instituted or to the best of the Sellers' knowledge, planned to be instituted, which could detrimentally affect the use or operation of the Included Property for its intended purpose or the value of the Included Property, nor have Sellers received notice of any special assessment proceedings affecting the Included Property nor are the Sellers aware of any contemplated zoning hearing or proceeding with respect to any of the Included Property. To the best of the Sellers' knowledge, the Included Property is in full compliance with all applicable building, zoning, subdivision and other land use and similar Applicable Laws affecting the Included Property (collectively, the "Real Property Laws"), and the Companies have received no notice of violation or claimed violation of any Real Property Law. There is no pending or, to the best knowledge of the Sellers, anticipated change in any Real Property Law that will have or result in a Material Adverse Effect upon the ownership, alteration, use, occupancy or operation of the Included Property or any portion thereof. No current use by the Companies of the Included Property is dependent on a nonconforming use or other Governmental Approval the absence of which would materially limit the use of such properties or assets held for use in connection with, necessary for the conduct of, or otherwise material to, the Acquired Business.

SECTION 8.20   REPORTS, CONTRACTS AND OTHER DOCUMENTS.

        The mechanical and structural plans and specifications, certificates of occupancy, and warranties, relating to or affecting the Included Real Property, delivered to Buyer pursuant to this Agreement or in connection with the execution hereof are and at the time of Closing will be true and correct copies, and, at the time of Closing, the certificates of occupancy and the warranties will be in full force and effect in accordance with the provisions thereof.

SECTION 8.21   USE PERMITS AND OTHER APPROVALS.

        The Sellers have obtained all licenses, permits, approvals, easements and rights of way required from all governmental authorities having jurisdiction over the Included Real Property or from private parties for the normal use and operation of the Included Real Property to ensure free and unimpeded vehicular and pedestrian ingress to and egress from the Included Real Property and as required to permit the normal intended usage of the Included Real Property by the tenants thereof, their invitees and customers. The Sellers have materially complied with all such licenses and permits and have not received any notice that any such licenses or permits will not be renewed upon expiration, or of any material conditions which will be imposed in order to receive any such renewal.

SECTION 8.22   ENVIRONMENTAL MATTERS.


(a)     Permits.

               All Environmental Permits currently held by the Companies are identified in SECTION 8.22(A) SCHEDULE (A), and the Companies currently hold, all such Environmental Permits necessary to the conduct of the Acquired Business, and all such Environmental Permits shall be validly transferred to Buyer on the Closing Date, except as set forth on SECTION 8.22(A) SCHEDULE (A). The Companies have not been notified by any relevant Governmental Authority that any Environmental Permit will be modified, suspended, canceled or revoked, or cannot be renewed in the ordinary course of business.

(b)     No Violation.

               Except as set forth on SECTION 8.22(B) SCHEDULE (A), each of the Companies has complied and is in compliance in all material respects with all Environmental Permits and all applicable Environmental Laws pertaining to the Included Property (and the use, ownership or transferability thereof) and the Acquired Business. Except as set forth on SECTION 8.22(B) SCHEDULE (A), no Person has alleged any violation by or liability of the Companies of or pursuant to any Environmental Permits or any applicable Environmental Law relating to the conduct of the Acquired Business or the use, ownership or transferability of the Included Property.

(c)     No Actions.

               Except as set forth in SECTION 8.22(C) SCHEDULE (A), the Companies have not caused or taken any action that has resulted or may result in, or has been or is subject to, any liability or obligation relating to (i) the environmental conditions on, under, or about any Included Property, the Assets or other properties or assets owned, leased or used or held for use by the Companies in connection with, necessary for the conduct of, or otherwise material to, and to be transferred or transferred to Buyer as part of the Acquired Business, or (ii) the past or present use, management, handling, transport, treatment, generation, storage, arrangement for disposal or treatment or Release or threatened Release of any Hazardous Substances, except for any such liabilities and obligations that, individually and in the aggregate, are not material to the Acquired Business and have not had or resulted in, and will not have or result in, a Material Adverse Effect.

(d)     Other. Except as set forth in SECTION 8.22(D) SCHEDULE (A):


               (i) None of current or past operations, or any by-product thereof, and none of the currently owned property or assets of the Companies used in the Acquired Business and to be transferred to Buyer as part of the Assets or the Acquired Business, including without limitation the Assets and the Included Property, is related to or subject to any investigation or evaluation by any Governmental Authority or other Person, as to whether any Remedial Action is needed to respond to a Release or threatened Release of any Hazardous Substances.


               (ii) Neither Company is subject to any outstanding order, judgment, injunction, decree or writ from, or contractual of other obligation to or with, any Governmental Authority or other Person in respect of which Buyer may be required to incur any Third Party and Governmental Environmental Liabilities and Costs arising from the Release or threatened Release of a Hazardous Substance.


               (iii) None of the Included Property is, and the Companies, have not transported or arranged for transportation (directly or indirectly) of any Hazardous Substances relating to the Assets or the Included Property to any location that is, listed or proposed for listing under CERCLA, or on any similar state list, or the subject of federal, state or local enforcement actions or investigations or Remedial Action.


               (iv) No work, repair, construction or capital expenditure is required or planned in respect of the Assets pursuant to or to comply with any Environmental Law, nor has either of the Companies received any notice of any such requirement, except for such work, repair, construction or capital expenditure as is not material to the Acquired Business and is in the ordinary course of business.

               (v) The Companies have disclosed and made available to Buyer all information, including without limitation all studies, analyses and test results, in the possession, custody or control of either Company relating to (i) the environmental conditions on, under or about the Included Property, (ii) the compliance of the Included Property and the Acquired Business with applicable Environmental Laws and Environmental Permits and (iii) Hazardous Substances used, managed, handled, transported, treated, generated, stored, arranged for disposal or treatment, Released or threatened to be Released by either Company or any other Person at any time on any Included Property, or otherwise in connection with the use or operation of the Assets used in or held for use in connection with the Acquired Business, including, without limitations, to any location other than the Included Property.


SECTION 8.23   PRIOR FINANCIAL STATEMENTS.


(a) The Companies have delivered to Buyer copies of the following financial statements:


               (i) the audited combined balance sheet of the Companies as at December 31, 1996, 1997 and December 31, 1998 and related statements of income and retained earnings and changes in financial position for the fiscal years ended on those dates, together with supporting schedules and certificates of Bumpus, Hall, Myatt Thompson & Emery, certified public accountants, that such financial statements present fairly the financial positions of the Companies as at the respective dates of said balance sheets and results of operations and changes in financial positions of the Companies for the respective periods then ended in conformity with generally accepted accounting principles applied on a basis consistent with that of preceding periods (the December Balance Sheet of the Companies as at December 31, 1998 are referred to as the "December Balance Sheet" and December 31, 1998 is refered to as the "December Balance Sheet Date"); and


               (ii) the unaudited combined balance sheet of the Companies as at February 28, 1998 and 1999 and related statements of income and retained earnings and changes in financial position for the two-month periods ended on those dates, together with supporting schedules, certified by the Chief Executive Officer and Chief Financial Officer of the Companies.

              Except as set forth in the notes thereto, all of such financial statements present fairly the financial position of the Companies as at the respective dates of said balance sheets and results of operations and changes in financial position of the Companies for the respective periods then ended in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding periods (subject, in the case of such balance sheets as at February 28, 1998 and 1999 and such related statements of income and retained earnings and changes in financial position for the two-month periods ended on those dates, to normal year-end adjustments consistent with prior periods). Except as set forth on SECTION 8.23(A) SCHEDULE (A), no uncollectible accounts receivable are reflected on any of said balance sheets without provision for an adequate reserve for uncollectible amounts; inventories reflected on the balance sheets represent only good and serviceable items priced at the lower of cost (first in, first out method) or market values with adequate provision for obsolescence, shrinkage, excess quantities, defective materials and deterioration.

(b) The Companies have prepared the financial projections and data for 1999 through 2002 attached hereto as SECTION 8.23(B) SCHEDULE (A) (the "PROJECTIONS") in good faith and the Sellers believe the Projections reflect a reasonable estimate of the performance of the Companies for the periods presented; but such Projections are not a representation or guarantee of future results.


(c) The balance sheets included in the financial statements delivered pursuant to this SECTION 8.23 include material assets and liabilities not intended to constitute a part of the Acquired Business or the Assets after giving effect to the transactions contemplated hereby. The material assets and liabilites not intended to constitue a part of the Acquired Business or the Assets which are included in the balance sheets included in such finanacial statements are identified by category of asset or liability, as applicable, on SECTION 8.23(C) SCHEDULE (A).
        The statements of income and retained earnings and statements of cash flows included in the financial statements delivered pursuant to this
        SECTION 8.23 do not reflect the operations of any entity or business not intended to constitute a part of the Acquired Business, after giving effect to the transactions contemplated hereby, except for the results of operations resulting from the inclusion of the assets and liabilities set forth on SECTION 8.23(C) SCHEDULE (A) in the operations of the Companies and the results of operations resulting from the subsidiary relationship with the Shareholder and the ownership of real property used in the operation of the business by affiliated entities, and reflect all costs that historically have been incurred by the Acquired Business (other than the Excluded Liabilities).


SECTION 8.24   EMPLOYMENT MATTERS.


(a)     Employee Census.

               Attached hereto as SECTION 8.24(A) SCHEDULE (A) is a list, as of the date of Closing, of the names and current compensation of all of the officers and employees of the Companies, the date of each such individual's first date of employment with the Companies, the position held by each such individual, such individual's status as a salaried or hourly employee or commissioned agent, and the date of the last change in compensation for each such individual.

               No  personnel  otherwise  employed  by the  Company and listed on
               SECTION 8.24(A) SCHEDULE (A) is required or necessary for the operation of the Acquired Business. Except as set forth on
               SECTION 8.24(A) SCHEDULE (A) the Companies do not employ any agents or independent contractors receiving regular compensation.

(b)     Wages and Benefits.

               Except as set forth on SECTION 8.24(B) SCHEDULE (A) attached hereto, no bonuses, additional compensation or other forms of compensation or benefits (including, but not limited to, accrued vacation pay, sick pay or other such benefits) are payable by the Companies with respect to periods ending on or prior to the Closing Date.

(c)     Employee Benefit Plans.

               Attached hereto as SECTION 8.24(C) SCHEDULE (A) is a true and complete list and description of (with complete copies delivered to Buyer): (i) all employee benefit plans (within the meaning of
               Section 3(3) of ERISA) maintained or contributed to by any of the Companies or any of their respective ERISA Affiliates or with respect to which the Companies or any of their ERISA Affiliates have any liability; and (ii) each employee benefit plan for which the Companies or any of their respective ERISA Affiliates could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Companies or any of their respective ERISA Affiliates remains secondarily liable under Section 4204 of ERISA (herein referred to each individually as a "Plan" and collectively, the "Plans"). Except as contemplated herein, the Companies have no express commitment: (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement; (ii) to enter into any material contract or agreement to provide compensation or benefits to any individual; or (iii) to modify or terminate any Plan, other than with respect to a modification or termination required by ERISA or the Code.

(d)     Qualification of Plans.

               Except as set forth on SECTION 8.24(D) SCHEDULE (A) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS after 1985 providing that it is so qualified and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS after 1985 providing that it is so exempt and no fact or event has occurred since the date of such determination letter that could adversely affect the qualified status of any such Plan or the exempt status of any such trust. None of the Plans is subject to the laws of any jurisdiction outside of the United States.

(e)     Prohibited Transactions.

               There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. None of the assets of the Companies is, or is expected to be, the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code. The Companies have not been, nor are expected to be, required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code.

(f)     Compliance with Law.

               Each Plan is now and has been operated in all respects in accordance with the requirements of all applicable laws (including, without limitation, ERISA and the Code) and with the requirements of the terms of such Plan. All employer contributions, premiums, payments or amounts required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates.

(g)     Multiemployer Plans.

               Except as specified on SECTION 8.24(G) SCHEDULE (A), no Plan is a "multiemployer plan" as defined in ERISA, and neither the Companies nor any of their ERISA Affiliates has or could have a withdrawal liability with respect to a multiemployer plan.

SECTION 8.25   CONTRACTS OF THE COMPANIES.


(a)     Insurance.

               A list of all insurance policies of the Companies (copies of which have been supplied to Buyer), is set forth on SECTION
               8.25(A) SCHEDULE (A) are in full force and effect and all premiums due and payable thereon have been paid. The Companies have delivered to Buyer complete and correct copies of all such policies together with all riders and amendments thereto. The Companies have complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is adequate and customary for the Acquired Business. The Companies will maintain all insurance policies in force, and will pay all premiums due with respect to such policies through the Closing Date. There are no circumstances existing which would enable such insurers to avoid liability under the policies issued by them. There are no pending claims against such insurance policies of the Companies as to which the insurers have denied liability. There exist no claims under such insurance policies that have not been properly filed by the Companies. No insurance company has canceled any policy with the Company during the past 18 months.

(b)     Agreements Restricting Competition.

               Attached hereto as SECTION 8.25(B) SCHEDULE (A) is a list of all contracts, agreements or understandings to which either of the Companies is a party or is in any way bound (or which would bind Buyer as a result of the transactions contemplated in this Agreement) in any way restricting or purporting to restrict competition, whether with specified persons or in specified areas or otherwise.

(c)     Other Contracts and Agreements.

               Attached hereto as SECTION 8.25(C) SCHEDULE (A) is a list of all material agreements, contracts, leases, licenses, commitments and other instruments and arrangements (whether written or oral) by which (i) any of the Assets are bound or affected or (ii) to which the Sellers are a party or by which they are bound in connection with the

               Acquired Business or the Assets (the "Contracts"). Complete and accurate copies of all such Contracts have been delivered to Buyer. Except as set forth in SECTION 8.25(C) SCHEDULE (A), no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement. Each of the Contracts is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, and except as set forth on SECTION 8.25(C) SCHEDULE (B), the Companies are not in default or breach of (with or without the giving of notice or the passage of time) any such agreement or instrument.

SECTION 8.26   INVENTORIES.

        Except for the reserve for obsolete inventory set forth on the December Balance Sheet or to be included in the Closing Balance Sheet, all Inventories of the Companies are determined in accordance with GAAP and are merchantable and saleable or usable in the ordinary course of business of the Acquired Business (including sale to the after parts market) and do not include obsolete or discontinued items.

SECTION 8.27   ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS.

        Except as set forth in SECTION 8.27 SCHEDULE (A), since the December Balance Sheet Date, the Companies have conducted the Acquired Business only in the ordinary course consistent with prior practice and have not, on behalf of, in connection with or relating to the Acquired Business or the Assets:

(a)     suffered any Material Adverse Effect;


               (b) entered  into,  amended or terminated  any material  contract
               (including, without limitation, purchase orders and supplier contracts);


               (c) declared or paid any dividend, distribution or payments to the Companies' Shareholder or its Affiliates (other than salary and benefits paid to Shareholder, the Imperial Shareholders or their Affiliates who are employees of the Companies and rent paid to the Imperial Shareholders or their Affiliates, each consistent with past practice);


               (d) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business consistent with prior practice, none of which liabilities, in any case or in the aggregate, could have a Material Adverse Effect;


               (e) discharged or satisfied any Lien other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, continent or otherwise, whether due or to become due, other than current liabilities shown on the December

               Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business consistent with prior practice;


               (f) mortgaged, pledged or subjected to Lien, any property, business or assets, tangible or intangible, held in connection with the Acquired Business;


               (g) sold, transferred, leased to others or otherwise disposed of any of the Assets, except for inventory sold in the ordinary course of business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;


               (h) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a Material Adverse Effect;


               (i) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property, or modified any existing rights with respect thereto;


               (j) granted any increase in the compensation (including bonus payments) of any officer or employee other than in the ordinary course of business consistent with past practice;


               (k) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, customers or suppliers;


               (l) lost any major customer or major supplier or had any material order canceled or knows of any threatened cancellation of any material order;


               (m)  made  any  change  in  its  practices  with  respect  to the
               collection  of  receivables,   payment  of  accounts  payable  or
               purchase and sale of inventory;


               (n) made any capital expenditures or capital additions or improvements in excess of an aggregate of $100,000;


               (o) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Acquired Business or the Assets other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $25,000.00;


               (p) paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expense in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

               (q) taken any action or omitted to take any action that would result in the occurrence of any of the foregoing.


SECTION 8.28   TAXES.

        Each of the  following  representations  and  warranties in this SECTION
8.28 is qualified to the extent set forth in SECTION 8.28 SCHEDULE (A).

(a)     Qualifying Subchapter S Subsidiaries and Payment of Taxes.

              Each of the Companies is, a Qualifying Subchapter S Subsidiary under Section 1361(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not required to file a federal income tax return. All state tax returns required to be filed with respect to any Tax for which the Companies are liable have been duly and timely filed with the appropriate Taxing Authority, each Tax shown to be payable on each such Return has been paid, and adequate reserves have been established on the consolidated books of the Companies and the Shareholder for all Taxes for which any of the Companies is liable, but the payment of which is not yet due. Each of the Companies has timely filed true, correct and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No Liens for Taxes exist upon the Assets of the Companies, except Liens for Taxes which are not yet due. No Litigation with respect to any Tax for which the Companies is asserted to be liable is pending or, to the knowledge of the Companies, threatened. There are no requests for rulings or determinations in respect of any Taxes pending between the Companies and any Taxing Authority. No extension of any period during which any Tax may be assessed or collected and for which the Companies are or may be liable has been granted to any Taxing Authority. The Companies are not a party to any tax allocation or sharing agreement. All amounts required to be withheld by any of the Companies or paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority. The Companies have made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

(b)     Filing of Returns and Payment of Taxes.

               All federal, state and local income and other tax returns (including, without limitation, any and all returns or declarations in respect of income, estimated real property, personal property, sales, use, payroll, privilege and other taxes or impositions) of the Companies required to be filed on or before the date hereof have been filed; and all taxes shown on said returns or on any assessments received by the Companies to be due and payable on or before the date hereof, have been paid. All taxes and assessments required to have been withheld or collected by the Companies have been duly withheld and collected, and have been duly paid over to the proper governmental authorities, all as and to the extent prescribed by law. The Companies have not been advised of any deficiency claimed or proposed to be claimed against or relating to the Companies by any taxing authority which has not been paid, settled or adequately reserved for by the Companies; and there are no matters under discussion with any taxing authority which might result in the assessment of additional amounts against or relating to the Companies, or any of the assets of the Companies. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any returns or the assessment of any tax or deficiency against or relating to the Companies.

(c)     Reserves for Taxes.

               The Companies have sufficient reserves for the payment of all unpaid federal, state and local taxes through the Closing Date and for all periods prior thereto, including, without limitation, all taxes, if any, imposed after such date but in respect of any period or periods prior to the Closing Date. The Shareholder has furnished Buyer with true and correct copies of all federal, state and local tax returns of or in respect of the Companies and the Shareholder as actually filed for the three tax years prior to Closing.

(d)     Other Tax Matters.

               There were no existing liens for Taxes upon any of the Assets.

SECTION 8.29   ACCOUNTING PRACTICES.

        The Companies make and keep accurate books and records reflecting its assets and liabilities and maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Companies' financial statements and to maintain accountability for the assets and liabilities of the Companies, (iii) access to the assets of the Companies is permitted only in accordance with management's authorization and
(iv) the reported accountability of the assets and liabilities of the Companiesare compared with existing assets and liabilities at reasonable intervals.

Section 8.30   Product Warranties.

        Except as set forth in SECTION 8.30 SCHEDULE (A), as applicable: (i) the Companies have no unexpired, expressed product warranty with respect to any product that they manufacture or sell or that they have heretofore manufactured or sold; and (ii) the Companies have not received any notice of any claim (actual or threatened) based on any expressed product warranty; and (iii) the Companies do not know or have any reasonable ground to know of any claim (actual or threatened) based on any product warranty of which the Companies have received notice.

SECTION 8.31   CUSTOMERS AND SUPPLIERS.

        SECTION 8.31 SCHEDULE (A) contains a list of those entities that were the ten largest customers of each of the Companies in terms of approximate dollar amount of sales during the fiscal year ended December 31, 1998 with a statement for each such customer during each such period of the dollar amount of such sales. Except as set forth in SECTION 8.31 SCHEDULE (B), since the December Balance Sheet Date, the Sellers have not received any oral or written notice from a customer or vendor of an adverse change in the relationship between the Companies and each customer listed on SECTION 8.31 SCHEDULE (A) or between the Companies and any of their ten largest suppliers.

SECTION 8.32   YEAR 2000 ISSUE.

        Except as listed on SECTION 8.32 SCHEDULE (A), the Sellers reasonably anticipate that all computer applications that are material to the Acquired Business and included among the Assets will on a timely basis be able to perform properly date sensitive functions for all dates before and after January 1, 2000.

                                   ARTICLE IX.

                     SECURITY REPRESENTATIONS OF THE SELLERS

SECTION 9.01   SECURITY REPRESENTATIONS OF SELLERS.

           Each Seller hereby represents and warrants to Buyer as follows:

(a) The Seller has received and carefully reviewed the materials identified on SECTION 9.01 SCHEDULE (A);


(b) The Seller has had an opportunity to ask questions of and receive answers from JAII concerning JAII and all such questions, if any, have been answered to the full satisfaction of the Seller; the Seller has received all the information he or she considers necessary or appropriate for deciding whether to enter into this Agreement and acquire the JAII Common Stock;


(c) The Seller has such knowledge and expertise in financial and business matters that he or she is capable of evaluating the merits and risks involved in an investment in the JAII Common Stock;


(d) Except as set forth in this Agreement, no representations or warranties have been made to the Seller by JAII, or any agent, employee or Affiliate of JAII; and in entering into this transaction the Seller is not relying upon any information other than that identified on SECTION
        9.01 SCHEDULE (A), any document filed by JAII with the SEC, this Agreement and the results of independent investigations, if any, by the Seller;


(e) The Seller is acquiring the JAII Common Stock for investment purposes only, solely for the account of the Seller (and not as a nominee or agent), and not with a view towards the resale or distribution of any part thereof, and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same;


(f)     The  Seller  is  familiar  with  Rule  144 of  the  Securities  Act  and understands the resale limitations imposed thereby; the Seller understands that (i) the JAII Common Stock has not been registered under the Securities Act or the securities laws of any state, and the issuance of such JAII Common Stock is based upon an exemption from such registration requirements for non-public offerings pursuant to the Securities Act and applicable state securities laws; (ii) the JAII Common Stock is and will be "restricted securities" as said term is defined in

        Rule 144 of the Securities Act; (iii) the JAII Common Stock may not be sold or otherwise transferred unless it has been first registered under the Securities Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (iv) JAII is under no obligation to register the JAII Common Stock under the Securities Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (v) the certificates for the JAII Common Stock will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof; and
        (vi) stop transfer instructions will be placed with the transfer agent, if any, for the JAII Common Stock;


(g) The Seller will not sell or otherwise transfer any of the JAII Common Stock unless and until (i) said JAII Common Stock shall have first been registered under the Securities Act and all applicable state securities laws; or (ii) if required by JAII in light of the circumstances surrounding the proposed sale or transfer the Seller shall have first delivered to JAII a written opinion of counsel (which counsel and opinion, in form and substance, shall be reasonably satisfactory to
        JAII), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Securities Act and, if the JAII Common Stock is not then listed on a national exchange, all applicable state securities laws;


(h) The Seller has been advised that as of the date of this Agreement he or she may be deemed an "Affiliate" of the Companies, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated by the SEC under the Securities Act and the JAII Common Stock received by the Seller may be sold only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rules 144 and 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration available under the Securities Act; and the Seller will not sell or otherwise transfer any of the JAII Common Stock in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder;


(i) It is understood that the certificates evidencing the JAII Common Stock may bear the following legends or a combination thereof:


                             THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                      BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER SUCH SHARES NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION

                                      SATISFACTORY TO THE CORPORATION (WHICH MAY
                                      INCLUDE, AMONG OTHER THINGS, AN OPINION OF
                                      COUNSEL SATISFACTORY TO THE CORPORATION)."

(ii) Any legend required by the laws of the State of Delaware or Tennessee or any other applicable state securities laws.


(i) It is understood that any legend on a certificate pursuant to SECTION 9.01(H)(I) shall be removed, and JAII shall have a certificate issued without such legend to the holder thereof, if the securities represented by the certificate are registered under the Securities Act and/or such legend may be properly removed under the terms of Rule 144 and/or Rule 145 promulgated under the Securities Act, and/or if the holder of the certificate provides JAII (upon JAII's request in light of the circumstances surrounding the request) with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for JAII to the effect that a sale, transfer or assignment of such securities may be made without registration or is subject to an exemption from registration, and that the legend is no longer required;


(j) The Seller is an "accredited investor", as such term is defined in Rule 501(a) of the Securities Act;


(k) The Seller acknowledges that as a result of disclosures by Buyer contemplated under this Agreement, the Seller may, from time to time, have material, non-public information concerning JAII. The Seller confirms that it and its respective affiliates are aware, and that it has advised its representatives that (i) the United States securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates, and (ii) material, non-public information shall not be communicated to any other person except as permitted herein;


(l) The Seller will comply with the policies of JAII relating to insider trading that apply to all officers and directors of JAII;


(m) Prior to April 26, 2000, the Sellers shall not sell any shares of JAII Common Stock acquired pursuant to this Agreement;


(n) Between April 26, 2000 and April 26, 2001, the Sellers may sell up to 50% of the aggregate amount of shares of JAII Common Stock acquired pursuant to this Agreement, subject to the restrictions on resale set forth in this ARTICLE IX;


(o) After April 26, 2001, the Sellers may sell up to 100% of the aggregate amount of shares of JAII Common Stock acquired pursuant to this Agreement, subject to the restrictions on resale set forth in this
        ARTICLE IX; and


(p) The Sellers may not dispose of more than 25,000 shares (in aggregate) of JAII Common Stock in any three-month period.

                                          ARTICLE X.

               REPRESENTATIONS AND WARRANTIES OF JAII AND JAII ACQUISITION SUB

        JAII and JAII Acquisition Sub, jointly and severally, represent and warrant to the Sellers that:

SECTION 10.01     JAII AND JAII ACQUISITION SUB.

        JAII is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power and authority to own, lease and operate its properties and carry on its businesses in all respects as presently owned or conducted. Attached hereto as
SECTION 10.01 SCHEDULE (A) is a copy of a certificate of good standing from the Secretary of State of the State of Delaware evidencing the due organization, valid existence and good standing of JAII in the State of Delaware.

        JAII Acquisition Sub is a Delaware limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite legal power and authority to own, lease and operate its properties and carry on its business in all respects as presently owned or conducted. Attached hereto as SECTION 10.01 SCHEDULE (B) is a copy of a certificate of good standing from the Secretary of State of the State of Delaware evidencing the due organization, valid existence and good standing of JAII Acquisition Sub as a limited partnership in the State of Delaware.

SECTION 10.02     BROKERS.

        No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of Buyer.

SECTION 10.03     AUTHORIZATION.

        The execution and delivery by JAII Acquisition Sub and JAII of this Agreement and each document to which JAII Acquisition Sub and JAII is a party and the performance by JAII Acquisition Sub and JAII of their respective obligations hereunder are with respect to JAII Acquisition Sub and JAII: (i) within their respective corporate and partnership powers and (ii) not in violation of any provision of their charter or by-laws or partnership agreement, as applicable.

SECTION 10.04 POWER OF THE JAII ACQUISITION SUB AND JAII TO APPROVE PURCHASE OF THE ASSETS AND THE ACQUIRED BUSINESS OF THE COMPANIES.

        JAII Acquisition Sub and JAII have the full power, legal capacity and authority to execute and deliver this Agreement and each other document to which the JAII Acquisition Sub and JAII are parties and to perform their obligations in this Agreement and in all other documents to which they are a party. This Agreement constitutes and each such other document when executed and delivered by JAII Acquisition Sub and JAII, will constitute, the legal, valid and binding obligation of JAII Acquisition Sub and JAII, enforceable against JAII
Acquisition Sub and JAII in accordance with its terms, except as that enforceability may be: (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). JAII Acquisition Sub and JAII have obtained, in accordance with all applicable state corporate law and partnership law, their respective charters and by-laws and partnership agreement, all approvals and have taken or will take as of the Closing Date all actions necessary for the authorization, execution, delivery and performance by JAII Acquisition Sub and JAII of this Agreement and the other documents to which JAII Acquisition Sub and JAII are parties, including, but not limited to the purchase of the Assets and the Acquired Business of the Companies and the transactions contemplated herein.

SECTION 10.05 CONFLICTS WITH LAW OR OTHER AGREEMENTS; REQUIRED FILINGS AND CONSENTS.

        The execution and delivery of this Agreement and each other document to which JAII Acquisition Sub and JAII are parties do not, and the performance of this Agreement and each other document (including, without limitation, the consummation of the transactions contemplated hereunder) will not: (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to JAII Acquisition Sub and JAII or by which they are bound or affected, or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of JAII Acquisition Sub and JAII pursuant to any agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which JAII Acquisition Sub and JAII are parties, or by which JAII Acquisition Sub and JAII or any of their properties are bound or affected, except where the violation, breach or default would not reasonably be expected to have a material adverse effect on Buyer.

SECTION 10.06     REQUIRED FILINGS AND CONSENTS.

        Except for compliance with HSR, the execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer (including, without limitation, the consummation of the transactions contemplated hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, on the part of Buyer.

SECTION 10.07  LITIGATION AND JUDGMENTS.


(a)     Litigation.

               Except as set forth on SECTION 10.07(A) SCHEDULE (A), there is no legal proceeding (or governmental investigation) pending before any court or governmental body, or any other duly constituted tribunal, or, to the best of Buyer's knowledge, threatened or in prospect, involving Buyer that (i) questions the validity of this Agreement or (ii) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by Buyer under this Agreement .

(b)     No Orders, Judgments or Decrees.

               Buyer is not subject to any order, judgment or decree, or any other legal restriction, which would prevent or hinder the transactions contemplated by this Agreement.

SECTION 10.08     VALIDITY OF SHARES.

        The JAII Common Stock to be issued pursuant to the terms of this Agreement shall, when issued, (i) be duly authorized, validly issued, fully paid and nonassessable and free of Liens (other than Liens created by reason of the Escrow Agreement) created by Buyer; (ii) be free and clear of any transfer restrictions and Liens, other than those imposed under applicable federal and state securities laws and regulations and under the Escrow Agreement to be executed pursuant to this Agreement; and (iii) not be subject to any preemptive rights created by statute, the Certificate of Incorporation or the By-Laws of JAII or Buyer.

SECTION 10.09  CONTINUED EMPLOYMENT.

        Upon Closing, Buyer agrees to offer employment to substantially all of the employees of the Companies at each of the Companies' plants so that there will not be a reduction of more than 45 employees at each of the Companies' facilities and there will be no more than a one-third reduction in the number of employees at each such plant. Buyer further agrees to provide to the employees any notice required by the Worker Adjustment and Retraining Notifications Act (29 USC ss.ss.2101 et. seq.) as a result of the actions of Buyer subsequent to Closing. Nothing in this Error! Reference source not found. shall confer any rights upon any person or entity other than the parties to this Agreement.

SECTION 10.10  FULL DISCLOSURE.

        The materials delivered by the Buyer to the Sellers as SECTION 9.01(A) SCHEDULE (A) WITH respect to the JAII Shares do not at the time filed with the Securities and Exchange Commission contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not in light of the circumstances under which they were made misleading.


                                   ARTICLE XI.

                              ADDITIONAL AGREEMENTS

SECTION 11.01     CONDUCT OF BUSINESS BY THE COMPANIES PENDING THE CLOSING.

        From the date hereof to the Closing Date, except as set forth on SECTION
11.01 SCHEDULE (A), as expressly permitted or required by this Agreement or as otherwise consented to by Buyer in writing, each Company will:

               (a) maintain itself at all times as a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated;


               (b) carry on its business and operations in a good and diligent manner on an arm's-length basis and substantially in the manner carried on as of the date hereof and the Company will not engage in any activity or transaction or make any commitment to purchase or spend other than in the ordinary course of its business as heretofore conducted;


               (c)    continue to carry all of its existing insurance;


               (d) use commercially reasonable efforts to preserve its business organization intact, to keep available to Buyer the services of its employees and independent contractors and to preserve for Buyer its relationships with suppliers, licensees, distributors and customers and others having business relationships with it;


               (e) maintain its facilities, machinery and equipment in good operating condition and repair, subject only to ordinary wear and tear;


               (f) not take any action which would be prohibited by SECTION 8.27; and


               (g) without limiting the foregoing, consult with Buyer regarding all significant developments, transactions and proposals relating to the Acquired Business or the Assets.


SECTION 11.02     ACCESS TO INFORMATION.


(a)     Access.

               From the date hereof to the Closing Date, the Shareholder shall, and shall cause the Companies, and its officers, directors, employees, auditors and other agents to, afford Buyer and its auditors, employees, and other agents reasonable access, at all reasonable times, to the officers, employees, agents, properties, offices, and other facilities of the Companies and to all customers, suppliers and other parties with which the Companies conduct Business, all books and records, and shall furnish Buyer with all financial, operating and other data and information with respect to the business and properties of the Companies as Buyer, through its employees or agents, may reasonably request. No investigation pursuant to this SECTION 11.02(A) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

(b)     Confidentiality.

               All information furnished by the Sellers hereunder shall be treated as the property of the Sellers, as applicable, until consummation of the transactions hereby, and, if such transactions shall not occur and the Sellers are not in default hereunder, Buyer shall return to the Sellers all documents or other materials containing information supplied hereunder and shall keep such information confidential and shall not use such information for any competitive purpose, except that Buyer shall be free to use and disclose all or any of such information which
               (i) was already in their possession at the time of disclosure to it; (ii) is a matter of public knowledge; (iii) has been or is hereafter published other than through Buyer; or (iv) is lawfully obtained by Buyer from a third person without restrictions of confidentiality. The covenants of Buyer contained in this SECTION 11.02(B) shall terminate at the Closing.

Section 11.03     Notification of Certain Matters.

        The Sellers shall give prompt notice to Buyer of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate; and (ii) any failure of the Sellers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder.

SECTION 11.04     FURTHER ACTION; REASONABLE EFFORTS.

        Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder.

SECTION 11.05     NO SHOP.

        Each of the Sellers agree that, from the date hereof and until the termination of this Agreement in accordance with ARTICLE XIII, no Seller, nor any of its respective officers and directors, shall and the Sellers will direct and use their best efforts to cause each of their respective Representatives not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to the Shareholder) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Companies or engage in any activities, discussions or negotiations concerning, or provide any Confidential Information respecting, the Companies or Buyer to, or have any discussions with any Person relating to such an offer or proposal or otherwise facilitate any effort or attempt to make or implement such an offer or proposal. The Sellers shall promptly notify Buyer of any such offer or proposal.

SECTION 11.06     HART SCOTT RODINO ACT MATTERS.

        If Buyer shall determine that filings pursuant to and under the Hart Scott Rodino Act (the HSR Act) are necessary or appropriate in connection with the effectuation of the Acquisition and the Companies wil1 compile and file (or will cause its "ultimate parent entity" as determined for purposes of the HSR
Act) to file under the HSR Act, within ten (10) days of the date of this Agreement, such information respecting it as the HSR Act requires of an Entity to be acquired. The Shareholder will, and will cause each of the Companies to, coordinate and cooperate with Buyer in exchanging such information and supplying such assistance as may be reasonably requested by Buyer in connection with the filings and other actions contemplated by this SECTION 11.06.

SECTION 11.07     PAYMENT OF BROKER'S FEES AND EXPENSES.

        On or prior to the Closing, the Companies shall pay all of the fees and expenses of Merrill Lynch which are due and payable at or prior to the Closing in connection with the transactions contemplated by this Agreement.

SECTION 11.08     CONSENTS AND APPROVALS.

        The Sellers, as promptly as practicable, will obtain, or cause to be obtained, all consents (including, without limitation, all Governmental Approvals and any consents required under any Contract) necessary to be obtained by it in order to consummate the sale and transfer of the Assets pursuant to this Agreement and the consummation of the other transactions contemplated hereby.

SECTION 11.09     COOPERATION WITH RESPECT TO FINANCING.

        The Sellers agree to cooperate in any reasonable manner with Buyer in connection with Buyer's obtaining of financing to consummate the transactions contemplated hereby and, in connection therewith.

SECTION 11.10     CHANGE OF CORPORATE NAMES.

        The Companies and the Shareholder shall each file an amendment immediately following the Closing to their respective Articles of Incorporation changing their names from Imperial Fabricating Company of Tennessee, Inc. and Fleet Design, Inc., and Imperial Group, Inc. to the names set forth on SECTION
11.10 SCHEDULE (A).


                                  ARTICLE XII.

                                 INDEMNIFICATION

SECTION 12.01     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

        The representatives and warranties of each party contained in this Agreement shall survive the Closing for a period of three (3) years following the Closing, except the representations and warranties with respect to (i)
SECTION 8.28 shall survive until the expiration of the applicable statutes of limitations (including all periods of extension and tolling) and (ii) SECTIONS 8.01, 8.02, 8.07, 8.10, 8.14(A), 10.02 10.03 and SECTION 10.08 shall survive indefinitely following the Closing. The representations and warranties of each party contained in this Agreement shall apply to the Assets, the Acquired Business and the Assumed Liabilities. Each representation and warranty made in this Agreement shall be considered amended and supplemented by each of the Schedules and shall survive as noted above notwithstanding any investigation at any time made by or on behalf of any party to this Agreement.

SECTION 12.02     INDEMNIFICATION BY THE SELLERS.

        The Sellers, jointly and severally, shall indemnify, hold harmless and defend (and pay or reimburse) Buyer, its successors and assigns, and its officers, directors, employees, affiliates and agents ("Buyer's Indemnified Persons") from, for and against any loss, damage, liability, deficiency or claim (including without limitation reasonable attorneys' fees and other costs and expenses incident to any suit, action, dispute, investigation or other proceeding or in asserting any of their respective rights) arising out of or resulting from (and will pay Buyer's Indemnified Persons in accordance with the provisions of this ARTICLE XII, the full amount of any sum which Buyer's Indemnified Persons become obligated on account of):

               (a) Any breach of the representations and warranties of the Sellers in this Agreement or the Schedules to this Agreement, or by Industrial Realty Partners under the Real Estate Purchase Agreement;


               (b) Nonfulfillment of any covenant, agreement, condition or other obligation of the Sellers in this Agreement or by Industrial Realty Partners under the Real Estate Purchase Agreement;


               (c) All taxes determined by reference to income, capital gain, gross income, gross receipts, net profits or similar items for all tax periods prior to and including the date of through Closing;


               (d)    Any Excluded Asset;


               (e) Any Excluded Liability or an Excluded Liabilty under the Real Estate Purchase Agreement.


               (f) Liabilities with respect to the warranty claim of PACCAR; as described in SECTION 12.02(F) SCHEDULE (A);


               (g) Third Party and Governmental Environmental Liabilities and Costs;


               (h)    Buyer's Environmental Expenditures;


               (i)    Enforcement of this SECTION 12.02; and


               (j) Each of the foregoing is referred to as a "Buyer's Indemnified Loss." This indemnification applies notwithstanding the closing, the delivery of any instruments of conveyance, and regardless of any investigation at any time made by or on behalf of Buyer or of any information Buyer may have. The obligation of the Sellers to indemnify Buyer for a Buyer Indemnified Loss under
               SECTION 12.02(A) shall expire in accordance with the expiration of the specific warranty as set forth in SECTION 12.02(A) and
               SECTION 12.02(H) shall expire on the third (3rd) anniversary of the date of the Closing. Provided, however that no claim presented in writing for indemnification pursuant to this ARTICLE XII prior to the termination and expiration of the indemnification obligation as set forth herein will be affected in any way by that termination and expiration.


SECTION 12.03 INDEMNIFICATION BY JAII AND JAII ACQUISITION SUB.

               JAII Acquisition Sub and JAII, jointly and severally, shall indemnify, hold harmless and defend (and pay or reimburse) the Sellers, their successors and assigns, and their officers, directors, employees, affiliates and agents ("Sellers' Indemnified Persons") from, for and against any loss, damage, liability, deficiency or claim (including without limitation reasonable attorneys' fees and other costs and expenses incident to any suit, action, dispute, investigation or other proceeding) arising out of or resulting from (and will pay Sellers' Indemnified Persons in accordance with the provisions of this ARTICLE XII, the full amount of any sum which Sellers' Indemnified Persons become obligated on account of):


               (a) Any breach of the representations and warranties of JAII Acquisition Sub or JAII in this Agreement (including the Schedules) or of JAII Acquisition Sub or JAII under the Real Estate Purchase Agreement;


               (b) Nonfulfillment of any covenant, agreement, condition or other obligation of JAII Acquisition Sub or JAII in this Agreement or of JAII Acquisition Sub or JAII under the Real Estate Purchase Agreement;


               (c) Any acquired Assets, the Acquired Business and the Assumed Liabilities; and


               (d) Enforcement of this SECTION 12.03.


        Each of the foregoing is referred to as a "Sellers' Indemnified Loss."


SECTION 12.04     CONDITIONS OF INDEMNIFICATION.

        All claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a)     Notification of Claim, Election Period.

               A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnified Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of Damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in SECTION 12.01 and SECTION 12.02(J), the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this SECTION 12.04 with respect to that Third Party Claim, and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

(b)     Defense of Third Party Claims by Indemnifying Party.

               If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this
               SECTION 12.04 provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party), and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

               In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's tax liability for any taxable year or the ability of Indemnified Party to conduct its business (including relationships with customers, suppliers or other parties with whom the Indemnified Party conducts business), or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnified Party, PROVIDED that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend, at the Indemnified Party's cost, against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this SECTION 12.04(B) and the records of each shall be available to the other with respect to such defense. Notwithstanding anything else in this Agreement to the contrary, if there is any claim asserted by any third party relating to any tax return for any period that ends after the Closing Date which if successful could result in Buyer being indemnified under
               SECTION 12.02, Buyer shall solely participate in, control and resolve such claim, provided Buyer shall communicate with the Sellers regarding the status of the claim.

               The Indemnified Party is hereby authorized at the sole cost and expense of the Indemnifying Party, to file, during the Election Period any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified
               Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this SECTION 12.04 and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at its own expense (which expense may be included in the claim for indemnification) and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

(c)     Disputed Liability, Defense of Third Party Claims.

               If the Indemnifying Party (i) within the Election Period (a) disputes its potential liability to the Indemnified Party under this ARTICLE XII, (b) elects not to defend the Indemnified Party pursuant to SECTION 12.04(B); or (c) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to SECTION 12.04(B) or (ii) elects to defend the Indemnified Party pursuant to SECTION 12.04(B), but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this SECTION 12.04(C) and if that dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this SECTION 12.04(C), or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant this SECTION 12.04(C) and the Indemnifying Party shall bear its own costs and expenses with respect to that participation.

(d)     Direct Claims.

               In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be nonexclusive of the final amount of that claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the
               Indemnifying Party disputes the claim specified by the Indemnified Party in the Indemnity Notice that claim shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed that claim as provided above, that dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach settlement of that dispute within 30 days after notice of that dispute is given.

(e)     Payments Of Indemnified Amounts.

               Payments of all amounts owing by an Indemnifying Party pursuant to this ARTICLE XII relating to a Third-Party Claim shall be made promptly when due.

SECTION 12.05     LIMITATIONS ON INDEMNIFICATION.


               (a) Limitations on the Sellers' Indemnification Obligations for Breach of Representation or Warranty.

               Notwithstanding the provisions of this ARTICLE XII, the Sellers shall not be required to indemnify or hold harmless Buyer on account of any Buyer Indemnified Loss under SECTION 12.02(A), unless the liability of the Sellers in respect of that Buyer Indemnified Loss, when aggregated with the liability of the Sellers in respect of all Buyer Indemnified Losses under SECTION 12.02(A) and SECTION 12.02(H), exceeds $300,000. In no event shall the aggregate joint and several liability of the Sellers under SECTION 12.02(A) and SECTION 12.02(H) exceed $6,000,000.

               (b) The Sellers' Indemnification Obligations for Nonfulfillment of Agreements, Tax Matters and Excluded Assets. The Sellers' indemnification or reimbursement liability to Buyer for claims made under SECTION 12.02(A), SECTION 12.02(C) SECTION 12.02(D) and SECTION 12.02(F) shall not be subject to the limitations described in SECTION 12.05(A), notwithstanding that Buyer's rights to indemnification under SECTION 12.02(A), SECTION 12.02(C) SECTION 12.02(D) and SECTION 12.02(F) could also be claimed under SECTION 12.02(A).

               (c) The Sellers' Indemnification Obligations for Excluded Liabilities. The Sellers' indemnification or reimbursement liability to Buyer for claims made under SECTION 12.02(E) shall not be subject to the limitations described in SECTION 12.05(A), notwithstanding that Buyer's and JAII's rights to indemnification under SECTION 12.02(E) could also be claimed under SECTION 12.02(A); provided, however, that if a claim is made by Buyer for indemnification under SECTION 12.02(E) and such claim could also be claimed as a breach of representation or warranty under
               SECTION 8.13, SECTION 8.16, SECTION 8.21, SECTION 8.23(B), or for a claim under SECTION 12.02(H) then such claim shall be treated as a claim under SECTION 12.02(A) and subject to the limitations on Sellers' obligations to indemnify Buyer and JAII as set forth in SECTION 12.05(A).

               (d) The Sellers' Indemnification Obligations for Third-Party and Governmental Authorities Claims for Environmental Liabilites and Claims. The Sellers' indemnification or reimbursement liability to Buyer for claims made under SECTION 12.02(G) shall not be subject to the limitations described in SECTION 12.05(A), notwithstanding  that  Buyer's  rights to  indemnification  under
               SECTION 12.02(G) could also be claimed under SECTION 12.02(A) or under SECTION 12.02(H).

               (e) Limitations on the Sellers' Indemnification Obligations for Buyer's Environmental Expenditures.

               Notwithstanding the provisions of this ARTICLE XII, the Seller shall not be required to indemnify or hold harmless Buyer on account of any Buyer's Indemnified Loss under SECTION 12.02(H), unless the liability of the Sellers in respect of that Buyer's Indemnified Loss, when aggregated with the liability of the Seller in respect of all Buyer's Indemnified Losses under SECTION 12.02(A) and SECTION 12.02(H), exceeds $300,000. In no event shall the aggregate joint and several liability of the Sellers under SECTION 12.02(A) and SECTION 12.02(H), exceed $6,000,000.

               (f) Limitations on Buyer's Indemnification Obligations.

               Notwithstanding the provisions of this ARTICLE XII, JAII Acquisition Sub and JAII shall not be required to indemnify or hold harmless the Sellers on account of any Sellers' Indemnified Loss under SECTION 12.03(A), unless the liability of Buyer in respect of that Sellers' Indemnified Loss, when aggregated with the liability of the Seller in respect of all Buyer's Indemnified Losses under SECTION 12.03 exceeds $300,000. In no event shall the aggregate joint and several liability of JAII Acquisition Sub and JAII under SECTION 12.03(A), exceed $6,000,000. JAII Acquisition Sub and JAII's indemnification and reimbursement liability to the Sellers for claims under SECTION 12.03(B),
               SECTION 12.03(C), and SECTION 12.03(D) shall not be subject to the limitations described in this paragraph, notwithstanding that the Sellers' rights to indemnification under SECTION 12.03(B),
               SECTION 12.03(C) and SECTION 12.03(D) could also be claimed under
               SECTION 12.03(A).

                                  ARTICLE XIII.

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 13.01  TERMINATION.

        This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date provided any one of the following events occur:

               (i)    by mutual written consent of the Sellers and Buyer;


               (ii) the Sellers, on the one hand, or by Buyer, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the representations, covenants, agreements or conditions contained herein;.


               (iii) by Buyer or the Sellers, if any court of competent jurisdiction, governmental authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions hereunder and such order, decree, ruling or other action shall have become final and nonappealable;


               (iv) without any action or notice (in writing or otherwise) if any Bankruptcy Proceeding shall have been instituted or consented to by or against either of the Companies by any of the parties hereto;


               (v) by the Sellers if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by the close of business on the 30th day after April 26,1999 (the "Expiration Date"), unless the failure of such transactions to be consummated results from the failure of the Sellers to perform or adhere to any agreement required hereby to be performed or adhered to by the Sellers prior to or on the Expiration Date;


               (vi) by Buyer if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by the close of business on the Expiration Date; or


               (vii) by the Sellers solely for the reason that the Buyer has not acquired sufficient financing to consummate the transactions contemplated by this Agreement to take place at the Closing not later that the close of business on the Expiration Date and the Buyer refuses or is unable to close by the Expiration Date. Provided, however, that the Seller's right to terminate under this Section and Buyer's obligation to pay the fee set forth in
               SECTION 13.02(E) shall only arise if the following conditions are met: (i) the representations and warranties of the Sellers are true and correct as of the date hereof and the date of such termination and the Sellers deliver to Buyer a certificate to that effect (ii) the events described in SECTION 13.01(III) and SECTION

               13.01(IV) have not taken place; and (iii) the Buyer's refusal or inability to close or acquire sufficient financing is not due to the failure of the Sellers to perform or comply with any of the covenants, agreements or conditions which they are required to perform or comply with prior to the Closing.


SECTION 13.02  EFFECT OF TERMINATION.


(a)     Termination by Agreement.

        In the event of the termination of this Agreement pursuant to SECTION 13.01(I) this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto.

(b)     Termination for Legal Restraint.

        In the event of the termination of this Agreement pursuant to SECTION 13.01(III) or SECTION 13.01(IV) this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto.

(c)     Unilateral Termination.

        In the event of the termination of this Agreement pursuant to SECTION 13.01(V) or SECTION 13.01(VI) this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto, unless the failure of the such transactions to become consummated result from the failure of the terminating party to perform or adhere to any agreement required hereby to be performed or adhered to by the terminating prior to or on the Expiration Date. In such event, a unilateral termination by a defaulting termination shall entitle the non-defaulting party to terminate this Agreement under SECTION 13.01(II) and proceed under SECTION 13.02(D).

(d)     Termination for Cause.

        In the event of the termination of this Agreement pursuant to SECTION 13.01(II), the non-defaulting party shall be entitled to its rights and remedies at law or in equity.

(e)     Termination for Failure of Financing.

        In the event of the termination of this Agreement by Sellers pursuant to
        SECTION 13.01(VII), then the Buyer shall pay to the Sellers a fee of $500,000. Buyer's payment to the Sellers of the $500,000 fee shall constitute liquidated damages and a release with respect to any claim for damages which the Sellers would otherwise be entitled to assert against the Buyer with respect to this Agreement and the transactions contemplated thereby.

SECTION 13.03  AMENDMENT.

        This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 13.04  WAIVER.

        At any time prior to the Closing Date, either party hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other party hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and
(c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any conditions shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Sellers shall not be affected or deemed waived by reason of any investigation made by or on behalf of Buyer (including but not limited to by any of its advisors, consultants or representatives) or by reason of the fact that Buyer or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.


                                  ARTICLE XIV.

                               GENERAL PROVISIONS

SECTION 14.01  NOTICES.

        All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)   if to Buyer:
               Johnstown America Industries, Inc.
               980 North Michigan Avenue
               Suite 1000
               Chicago, Illinois 60611
               Phone: (312) 280-8844
               Fax:   (312) 280-4820

               Attn:  Mr. Kenneth M. Tallering

               with a copy to:

               Mr. Robert F. Wall
               Winston & Strawn
               35 W. Wacker Drive
               Chicago, Illinois 60601
               Phone: 312-558-5600
               Fax:  312-558-5700

               (b) if to the Sellers:

               Mr. Fred Culbreath
               Mr. Joe Hicks
               And for the Companies and the Shareholder
               6106 Johnson Chapel Road
               Brentwood, Tn. 37072
               Phone: 615-373-3895
               Fax:   615-661-0047


               with a copy to:
               Mr. Daniel R. Loftus
               Wyatt Tarrant & Combs
               1500 Nashville City Center
               511 Union Street
               Nashville, Tennessee 37219-1750
               Phone: (615) 244-0020
               Fax:  (615) 256-1726

SECTION 14.02  PARTIES IN INTEREST.

        This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in ARTICLE XII with respect to indemnification of Indemnified Parties.

SECTION 14.03  GOVERNING LAW.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the law, that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 14.04  HEADINGS.

        The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 14.05  COUNTERPARTS.

        This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 14.06  EXPENSES.

        Each party shall pay all of their own respective expenses incurred by or on behalf of each of them in connection with this Agreement and the transactions contemplated hereunder, including, but not limited to, all attorneys' fees.

        The Companies and Buyer shall pay their respective obligations for all federal, state, local, foreign and other transfers, sales, use or similar taxes applicable to, imposed upon or arising out of the transfer of the Assets.

SECTION 14.07  ENTIRE AGREEMENT, ASSIGNMENT.

        This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party hereto, provided that (i) Buyer may assign this Agreement to any subsidiary of Buyer or to any lender to Buyer or any subsidiary or affiliate thereof as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancing, extensions, refundings or renewals thereof, PROVIDED, FURTHER, that no assignment to any such lender shall in any way affect Buyer's obligations or liabilities under this Agreement and (ii) Buyer may assign Buyer's right to indemnification or reimbursement upon a sale or transfer of all or substantially all of the assets of the Acquired Business.

SECTION 14.08  TIME.

        Time is of the essence in the performance of this Agreement.

SECTION 14.09  REFORMATION AND SEVERABILITY.

        If any provision of this Agreement is invalid, illegal or unenforceable that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable so as to most nearly retain the intent of the parties hereto as expressed herein and if such a modification is not possible, that provision shall be severed from this Agreement and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

SECTION 14.10  PREPARATION AND FILING OF TAX RETURNS.

        Each party hereto will provide to each of the other parties hereto such cooperation and information as each of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. This cooperation and information shall include providing copies of all relevant portions of the relevant Returns, together with such accompanying schedules and work papers, documents relating to rulings or other determinations by Taxing Authorities and records concerning the ownership and Tax bases of property as are relevant and which a party possesses. Each party will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs attributable to the preparation and filing of those Returns.


SECTION 14.11  NEWS RELEASES.

        Except as required by applicable law, prior to the Closing, no notices to third parties or other publicity, including press releases, concerning any of the transactions provided for herein shall be made, except for such written information as shall have been approved in writing as to form and content by the other party, which approval shall not be unreasonably withheld.

SECTION 14.12  ACCESS TO BOOKS AND RECORDS.

        From and after the Closing, Buyer shall and shall cause its officers, directors, employees, auditors and other agents to, afford the Sellers and its auditors, employees, and other agents reasonable access, at all reasonable times, to the officers, employees, agents, properties, offices, and other facilities of the Acquired Business, all books and records, and shall furnish the Sellers with all financial, operating and other data and information with respect to the Acquired Business as the Sellers, through its employees or agents, may reasonably request and as is reasonably required for Sellers to prepare and file tax returns or other reports, returns, studies or other information with governmental authorities or agencies or to fulfill, claim or defend its rights and obligations under ARTICLE XII or to review and audit the books and records of Buyer with respect to the calculation and payment of the Earn-Out Amount. The Sellers shall have the right to retain or make copies of all such information, at their expense. Buyer will make its employees, if any, reasonably available on a mutually convenient basis at its cost to provide an explanation of any documents or information so provided. Sellers agree that all information provided pursuant to this Section shall be considered confidential information and maintained by the Sellers as confidential information for use only with respect to the matters set forth in this Section.

        IN WITNESS WHEREOF, Buyer and the Sellers have each caused this Agreement to be executed as of the date first written above.

IMPERIAL FABRICATING COMPANY OF TENNESSEE, INC.

BY:______________________________

---------------------------------
        TITLE

FLEET DESIGN, INC.

BY:______________________________

---------------------------------
        TITLE

IMPERIAL GROUP, INC.

BY:______________________________

---------------------------------
        TITLE

Shareholders of Imperial Group, Inc.

------------------------------
        Fred D. Culbreath

---------------------------------
        Joseph A. Hicks

Johnstown America Industries, Inc.
A Delaware corporation

By:________________________________

-----------------------------------
        Title

Imperial Group Acquisition, L.P.
A Delaware Limited Partnership
By: Imperial Group Holding Corp.-1
A Delaware corporation

By:________________________________

-----------------------------------
        Title

                                          EXHIBIT A

                                         DEFINITIONS

DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below:

"Acquired Business"  has the meaning specified in the Preliminary Statement.

"Affiliate" means, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of Capital Stock of that Person, by contract or otherwise).

"Agreement" means this Agreement, including all attached Schedules, Annexes, Addenda and Exhibits, as each of the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof or thereof.

"Applicable Law" means all applicable provisions of all (i) constitutions, treaties, statues, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

"Assets" is defined in SECTION 2.03.

"Assumed Liabilities" is defined in SECTION 2.05.

"Assumption Agreement" is defined in SECTION 2.05.

Average Working Capital shall mean $5,825,522.00 which the parties acknowledge and agree has been calculated in accordance with the definition of Working Capital for the period from July 1998 to February 1999, in accordance with
SECTION 4.02 SCHEDULE (A)

"Buyer's Environmental Expenditures" means all expenditures paid by Buyer which are necessary to cause the Acquired Business to be in compliance with any and all requirements of Environmental Laws as of the Closing Date, including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws, including, without limitation, all expenditures related to all fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of the operations of the Acquired Business on or prior to the Closing. Buyer's Environmental Expenditures shall not include any expenditure or Damage incurred by

Buyer with respect to any Remedial Action or any Included Property or the Property as defined in the Real Estate Purchase Agreement (purchased by Buyer as part of the Assets or leased pursuant to this Agreement).

"Capital Stock" means, with respect to: (a) any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation; and (b) any other Entity, any share, membership or other percentage interest, unit of participation or other equivalent (however designated) of an equity interest in that Entity.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601 et seq.

"Code" means the Internal Revenue Code of 1986, as amended.

"Confidential Information" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

"Counsel for Buyer" means Winston & Strawn.

"Closing  Balance  Sheet" means the Balance Sheet  prepared in  accordance  with
SECTION 4.02.

"Closing Date Working Capital" shall mean the Working Capital of the Acquired Business transferred to Buyer at Closing calculated on a basis consistent with the calculation of Average Working Capital for the assets and liabilities transferred to Buyer at Closing. For purposes of calculating the Closing Date Working Capital, Non-Cash Current Assets and Non-Cash Current Liabilities shall not include any affiliated receivables, affiliated payables, Excluded Assets and Excluded Liabilities.

"Damage" to any specified Person means any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and Litigation costs), any fine of or penalty on or any liability (including loss of earnings or profits) of any other nature of that Person; provided, that if any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Third Party Claim and for which the Indemnified Party seeks indemnification pursuant to ARTICLE XII, the amount of Damages attributable to that claim will not include any amount representing consequential, exemplary, punitive or treble damage. Provided, further, that in the event the Buyer incurs Damage to which it is entitled to indemnification from Sellers under this Agreement and Buyer receives insurance proceeds (including the costs of defense of any Third Party

Claims) from any of the insurance policies as contemplated by SECTION 2.06(F),SECTION 2.03(G),SECTION 2.03(H), SECTION 2.03(I) then such proceeds as received by the Buyer shall be credited against such Damages for the benefit of the Sellers.

"Damage Claim" means, as asserted (a) against any specified Person, any claim, demand or Litigation made or pending against the specified Person for Damages to any other Person, or (b) by the specified Person, any claim or demand of the specified Person against any other Person for Damages to the specified Person.

"Entity" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

"Environmental Laws" means any and all Governmental Requirements relating to the environment or worker health or safety, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, Releases or threatened Releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including Solid Wastes, Hazardous Wastes or Hazardous Substances) or noxious noise or odor into environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including, without limitations, petroleum, petroleum distillates, asbestos or asbestos-containing material, polychlorinated biphenyls, chlorofluorocarbons (including chlorofluorocarbon- 12) or hydrochlorofluorocarbons).

"Environmental  Permits"  means any federal,  state and local  permit,  license, registration, consent, order, administrative consent order, certificate, approval or other authorization necessary for the conduct of the Acquired Business as currently conducted or previously conducted under any Environmental Law.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means, with respect to any specified Person at any time, any other Person, including an Affiliate of the specified Person, that is, or at any time within six years of that time was, a member of any ERISA Group of which the specified Person is or was a member at the same time.

"ERISA Group" means any "group of organizations" within the meaning of Section 414(b), (c), (m) or (o) of the Code or any "controlled group" as defined in
Section 4001(a)(14) of ERISA.

"ERISA Pension Benefit Plan" means any "employee pension benefit plan", as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code (excluding any Multiemployer Plan).

"Exchange Act" means the Securities Exchange Act of 1934.

"GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time and have been or are applied on a basis consistent with the most recent Financial Statements delivered to Buyer prior to the Closing Date.

"Governmental Approval" means at any time any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

"Governmental Authority" means (a) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (b) any Person having the authority under any applicable Governmental Requirement to assess and collect Taxes for its own account.

"Governmental Requirement" means at any time (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect, and as then may be interpreted by applicable Governmental Authorities, at that time or (b) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

"Hazardous Substances" means any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials; (ii) requires investigation, removal or remediation under any Environmental Law, or is defined, listed, identified or regulated as a "Solid Waste", Hazardous Waste" or "Hazardous Substance" thereunder, or (iii) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any Governmental Authority or Environmental Law.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

"Included Real Property" means the real property owned by the Sellers as set forth on SECTION 2.03(L) SCHEDULE (A), together with all other structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon or attached or appurtenant thereto prior to the Closing, which are owned by Sellers.

"Included Leased Property" means the real property leased to the Sellers as set forth on SECTION 2.05(A)(IV) SCHEDULE (A), together with all other structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon attached or appurtenant thereto prior to the Closing, which are owned by Sellers.

"Indebtedness" of any Person means, without duplication, (a) any liability of that Person (i) for borrowed money or arising out of any extension of credit to or for the account of that Person

(including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments) for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes bonds, debentures or similar instruments, (iii) in respect of capital leases or (iv) in respect of interest rate protection agreements, (b) any liability secured by any Lien upon any property or assets of that Person (or upon any revenues, income or profits of that Person therefrom), whether or not that Person has assumed that liability or otherwise become liable for the payment thereof or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which that Person has incurred, assumed or acquired a liability by means of a Guaranty.

"Information" means written information, including (a) data, certificates, reports and statements (excluding financial statements) and (b) summaries of unwritten agreements, arrangements, contracts, plans, policies, programs or practices or of unwritten amendments or modifications of, supplements to or waivers under any of the foregoing documents.

"Intellectual Property" means any and all United States and foreign: (a) patents (including design patents, industrial designs and utility models) and patent applications (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions, and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; and (e) intellectual property rights similar to any of the foregoing.

"Inventories" is defined in SECTION 2.03(B).

"IRS" means the Internal Revenue Service.

"Lien" means, with respect to any property or asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement, under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person, including any "adverse claim" (as defined in the applicable Uniform Commercial Code) in the case of any Capital Stock. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to that asset.


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




"Litigation"  means any action,  case,  proceeding,  claim,  grievance,  suit or
investigation   or  other   proceeding   conducted  by  or  pending  before  any
Governmental Authority or any arbitration proceeding.

"Material" means, as applied to any Asset or the Acquired Business, any consequence of any fact or circumstance relating to the business, operations, property or assets, liabilities, financial condition or results of operations , as the case may be and which exceeds $50,000.00.

"Material Adverse Effect" means, with respect to the consequences of any fact or circumstance (including the occurrence or non-occurrence of any event) with respect to the Assets or Acquired Business, that is Materially adverse to the business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the Acquired Business.

"Multiemployer Plan" means a "multiemployer" plan as defined in Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA.

"Permitted Liens" means (i) Liens reserved against in the December Balance Sheet, to the extent so reserved, (ii) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on Sellers' books in accordance with GAAP, or (iii) Liens and encumbrances set forth in the title commitments for the Included Property which are acceptable to Buyer.

"Person" means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority or, for the purpose of the definition of "ERISA Affiliate," any trade or business.

"Prohibited Transaction" means any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

"Real Property Laws" is defined in SECTION 8.18.

"Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, pouring, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water on air, or otherwise entering into the environment.

"Remedial Action" means all actions required by a state or federal governmental authority or agency to (i) study, investigate, identify or delineate any such Hazardous Substances; (ii) respond to or address the Release or threatened Release of Hazardous Substances; (iii) clean up, remove, treat or in any other way remediate any Hazardous Substances; or (iv) prevent the Release of Hazardous


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Substances  so that they do not  migrate or  endanger  or  threaten  to endanger public health or welfare or the environment, in each case, to be performed in compliance with applicable Environmental Laws and in a manner that does not adversely affect the operation, marketability and value of the Included Property.

"Representatives" means, with respect to any Person, the directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents of that Person, or any other representatives of that Person or of any of those directors, officers, employees, Affiliates, accountants (including independent certified public accountants), advisors, attorneys, consultants or other agents.

"Returns" of any Person means the returns, reports or statements (including any Information returns) any Governmental Requirement requires to be filed by that Person for purposes of any Tax.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Sellers' Counsel" shall mean Wyatt, Tarrant & Combs.

"Solid Wastes, Hazardous Wastes or Hazardous Substances" have the meanings ascribed to those terms in CERCLA, the Resource Conservation and Recovery Act, as amended, 42 USC ss.6901 et SEQ. ("RCRA") or any other Environmental Law applicable to the business or operations of the Company or any company
Subsidiary which imparts a broader meaning to any of those terms than does CERCLA or RCRA.

"Subsidiary" of any specified Person at any time, means any Entity a majority of the Capital Stock of which is at that time owned or controlled, directly or indirectly, by the specified Person.

"Tax" or "Taxes" means all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

"Taxing Authority" means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

"Third Party and Governmental Environmental Liabilities and Costs" means all Damages incurred by Buyer, whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws or Environmental Permits, (whether on-site or off-site) including, without limitation, all Damages to Buyer related to Remedial Actions, and all


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



fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: the operations of the Acquired Business on or prior to the Closing or any condition existing on, in or under the Included Property or the Property as defined in the Real Estate Purchase Agreement as of the Closing (which are the results of the actions of the Sellers and/or any lessor of the Included Property, but excluding any Damage directly caused by Buyer), including without limitation, the Included Property located at 3301 Highway 76 and 3278 Highway 76, New Deal, Sumner County, Tennessee.

"Welfare Plan" means an "employee welfare benefit plan" as defined in Section 3(1) of ERISA.

"Working Capital" shall mean the difference between the Non-Cash Current Assets and Non-Cash Current Liabilities. For purposes of this Agreement, "Non-Cash Current Assets" shall mean the sum of (a) trade accounts receivable less any allowance for bad debts and any reserves for overbilling; plus (b) receivables from scrap sales; plus (c) Inventories, net of any reserve; plus (d) prepaid expenses excluding prepaid loan costs and prepaid expenses related to the preparation of the Assets for sale. For purposes of this Agreement, "Non-Cash Current Liabilities" shall mean the sum of (a) all trade accounts payable; plus
(b) accrued expenses; plus (c) reserves for warranty, product liability, product recall and defective merchandise claims; plus (d) accrued and withheld taxes; plus (e) state and federal income taxes payable computed using the subchapter S corporation status and the individual shareholder federal tax rates.



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LIST OF SCHEDULES:


SECTION 2.03 SCHEDULE (A)
     Permitted Encumbrances 2
SECTION 2.03(E) SCHEDULE (A)
     Corporate Names 3
SECTION 2.03(H) SCHEDULE (A)
     Excluded Cash and Cash Equivalent Assets  3
SECTION 2.03(L) SCHEDULE (A)
     Included Real Property  4
SECTION 2.04 SCHEDULE (A)
     Excluded Assets  4
SECTION 2.05(A)(II) SCHEDULE (A)
     Assumed Contracts and Liabilities  5
SECTION 2.05(A)(II)SCHEDULE (B)
     Other Assumed Agreements  5
SECTION 2.05(A)(IV) SCHEDULE (A)
     Included Real Property Leases  5
SECTION 2.05(B) SCHEDULE(A).
     Assumption Agreement  5
SECTION 3.03(A) SCHEDULE (A)
     Indemnification Escrow Agreement  7
SECTION 3.03(B) SCHEDULE (A)
     Tennessee Plant Escrow Agreement  8
SECTION 3.03(C) SCHEDULE (A)
     Texas Plant Escrow Agreement 8
SECTION 3.04 SCHEDULE (A)
     Earn Out Payment Calculation 8
SECTION 3.05 SCHEDULE (A)
     Closing Indebtedness  8
SECTION 4.02 SCHEDULE (A)
     Calculation of Average Working Capital  9
SECTION 5.02 SCHEDULE (A)
     Industrial Realty Partners Real Estate  10
SECTION 5.02 SCHEDULE (B)
     Industrial Realty Partners Real Estate Agreement  10
SECTION 5.03 SCHEDULE (A)
     List of Individuals for Employment Agreements  11
SECTION 5.03 SCHEDULE (B)
     Form of Employment Agreement 11
SECTION 5.05 SCHEDULE (A).
     Agreements requiring Consents and Approvals  11
SECTION 5.07 SCHEDULE (A)
     Form of Opinion from Sellers' Counsel
SECTION 5.11 SCHEDULE (A)
     Authorizing Minutes of Imperial Group, Inc.  12

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



SECTION 5.11 SCHEDULE (B)
     Authorizing Minutes of the Companies  12
SECTION 5.14 SCHEDULE (A)
     Sellers' Closing Certificate  12
SECTION 5.15 SCHEDULE (A)
     Non-Competition Agreements   13
SECTION 5.18 SCHEDULE (A).
     List of Included Leased Property  13
SECTION 5.19 SCHEDULES (A) AND (B) LEASE AND DESIGN/BUILD AGREEMENT FOR
  TENNESSEE   ----     13
SECTION 5.20 SCHEDULES (A) AND (B).
     Lease and Design/Build for Texas  13
SECTION 6.07 SCHEDULE (A)
     Buyer's Opinion of Counsel  15
SECTION 6.11 SCHEDULE (A)
     Authorizing Minutes of Buyer 16
SECTION 6.12 SCHEDULE (A)
     Buyer's Closing Certificate  16
SECTION 8.01(A) SCHEDULE (A)
     Articles of Incorporation for Imperial Group, Inc.  17
SECTION 8.01(A) SCHEDULE (B)
     By-Laws of Imperial Group, Inc.  17
SECTION 8.01(B) SCHEDULE (A)
     Certificates of Existence for Imperial Group, Inc.  17
SECTION 8.01(B) SCHEDULE (B)
     Foreign Qualification of Imperial Group, Inc.  17
SECTION 8.02(A) SCHEDULE (A)
     Articles of Incorporation for the Companies  18
SECTION 8.02(A) SCHEDULE (B)
     By-Laws of the Companies  18
SECTION 8.02(B) SCHEDULE (A)
     Certificates of Existence of the Companies  18
SECTION 8.02(B) SCHEDULE (B)
     Foreign Qualification Certificates of the Companies  18
SECTION 8.03(A) SCHEDULE (A)
     Liens of shares of stock  18
SECTION 8.03(B) SCHEDULE (A)
     Liens on Imperial Shareholders' Shares  19
SECTION 8.05(A) SCHEDULE (A)
     Breach of Contracts and Agreements  19
SECTION 8.05(B) SCHEDULE (A)
     Required Filings and Consents  20
SECTION 8.06(A) SCHEDULE (A)
     Litigation     20
SECTION 8.06(A) SCHEDULE (B)
     Pending Claims 20
SECTION 8.06(B) SCHEDULE (A)
     Orders, Decrees and Judgments  20
SECTION 8.07 SCHEDULE (A)

     Merrill Lynch Agreements  21
SECTION 8.08 SCHEDULE (A)
     Related Transactions  21
SECTION 8.11(B) SCHEDULE (A)
     Joint Ventures and Partnerships  22
SECTION 8.12(A) SCHEDULE (A)
     Company Obligations to other Sellers  22
SECTION 8.12(B) SCHEDULE (A)
     Shareholder Obligations to the Companies  22
SECTION 8.12(C) SCHEDULE (A)
     Powers of Attorney    22
SECTION 8.13 SCHEDULE (A)
     Material Licenses, Permits, Authorizations  22
SECTION 8.14(A) SCHEDULE (A)
     Exceptions to Personal Property Title  23
SECTION 8.14(A) SCHEDULE (B)
     Consigned Inventory   23
SECTION 8.14(B)SCHEDULE (A)
     List of Owned Tangible Personal Property  23
SECTION 8.14(C) SCHEDULE (A)
     List of Leased Tangible Personal Property  23
SECTION 8.14(D) SCHEDULE (A)
     Exception to Condition of Property  24
SECTION 8.15 SCHEDULE (A)
     Exceptions to Title to Receivables and Collectibility  24
SECTION 8.16 SCHEDULE (A)
     List of Tradenames and Intellectual Property  24
SECTION 8.17 SCHEDULE (A)
     List of Title Commitments on Includes Property  25
SECTION 8.17 SCHEDULE (B)
     Exceptions to Title on Included Real Property  25
SECTION 8.18 SCHEDULE (A)
     Exceptions to Condition of Property  25
SECTION 8.19 SCHEDULE (A)
     Land Use Regulation Exception  26
SECTION 8.22(A) SCHEDULE (A)
     List of Environmental Permits  27
SECTION 8.22(B) SCHEDULE (A)
     Alleged Violations or Liability of the Companies  27
     Violations of Environmental Laws or Permits  27
SECTION 8.22(C) SCHEDULE (A)
     Remedial and other Environmental Actions  27
SECTION 8.22(D) SCHEDULE (A)
     Other Environmental Matters  28
SECTION 8.23(A) SCHEDULE (A)
     Uncollectible Receivables  29
SECTION 8.23(B) SCHEDULE (A)
     Projections    29
SECTION 8.23(C) SCHEDULE (A)

     Excluded Assets and Excluded Liabilities included in Prior Financials  30
SECTION 8.24(A) SCHEDULE (A)
     Employee Census  30
SECTION 8.24(B) SCHEDULE (A)
     Other Wages and Benefits  30
SECTION 8.24(C) SCHEDULE (A)
     Employee Benefit Plans  30
SECTION 8.24(D) SCHEDULE (A)
     Exceptions to Plan Qualifications  31
SECTION 8.24(G) SCHEDULE (A)
     Multiemployer Plans   32
SECTION 8.25(A) SCHEDULE (A)
     List of Insurance Policies  32
SECTION 8.25(B) SCHEDULE (A)
     Noncompetition Agreements  32
SECTION 8.25(C) SCHEDULE (A)
     Other Material Contracts and Agreements  32
SECTION 8.25(C) SCHEDULE (B)
     Exceptions to General Representation and Warranty Concerning Contracts  33
SECTION 8.27 SCHEDULE (A)
     Absence of Changes    33
SECTION 8.28 SCHEDULE (A).
     Exceptions to Taxes   35
SECTION 8.30 SCHEDULE (A)
     Exceptions to Product Warranties  36
SECTION 8.31 SCHEDULE (A)
     Ten Largest Customers 36
SECTION 8.31 SCHEDULE (B)
     Changes in Customer Relationships  37
SECTION 8.32 SCHEDULE (A)
     Exceptions to Year 2000 Issues 37
SECTION 9.01 SCHEDULE (A)
     JAII Stock Disclosure Information  37
SECTION 10.01 SCHEDULE (A)
     Certificate of Good Standing for JAII  40
SECTION 10.01 SCHEDULE (B)
     Certificate of Good Standing for Limited Partnership  40
SECTION 10.07(A) SCHEDULE (A)
     Buyer's Litigation Exceptions  42
SECTION 11.01 SCHEDULE (A)
     Exceptions to Conduct Pending Closing  43
SECTION 11.11 SCHEDULE (A)
     New Corporate Names for the Companies  45
SECTION 12.02(F) SCHEDULE (A)
     Paccar Warranty Claim 46